Exhibit 99.4
EXECUTION COPY
TERM LOAN AGREEMENT
Dated as of November 9, 2007
among
CHICAGO BRIDGE & IRON COMPANY N.V., AS A GUARANTOR
CHICAGO BRIDGE & IRON COMPANY AS THE BORROWER,
THE INSTITUTIONS FROM TIME TO TIME PARTIES HERETO AS LENDERS
and
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent
and
BANK OF AMERICA, N.A.,
as Syndication Agent
and
THE ROYAL BANK OF SCOTLAND plc, WELLS FARGO BANK, N.A. AND CALYON
NEW YORK BRANCH,
as Documentation Agents

J.P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC,
as Joint Lead Arrangers and Joint Book Runners

TABLE OF CONTENTS

ARTICLE I: DEFINITIONS	1

1.1. Certain Defined Terms	1
1.2. Singular/Plural References; Accounting Terms	23
1.3. References	23
1.4. Supplemental Disclosure	23

ARTICLE II: TERM LOAN FACILITY	24

2.1. Term Loan Facility	24
2.2. Repayments	24
2.3. Rate Options for all Advances; Maximum Interest Periods	24
2.4. Optional Payments	24
2.5. [RESERVED]	25
2.6. Method of Borrowing	25
2.7. Method of Selecting Types and Interest Periods for Advances	25
2.8. [RESERVED]	25
2.9. Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances	25
2.10. Default Rate	26
2.11. Method of Payment	26
2.12. Evidence of Debt	27
2.13. Telephonic Notices	28
2.14. Promise to Pay; Interest and Ticking Fees; Interest Payment Dates; Interest and Fee Basis; Taxes; Loan and Control Accounts	28
2.15. Notification of Advances, Interest Rates and Prepayments	33
2.16. Lending Installations	34
2.17. Non-Receipt of Funds by the Administrative Agent	34
2.18. Termination Date	34
2.19. Replacement of Certain Lenders	34
2.20. Judgment Currency	35

ARTICLE III: [RESERVED]	36

ARTICLE IV: CHANGE IN CIRCUMSTANCES	36
4.1. Yield Protection	36
4.2. Changes in Capital Adequacy Regulations	37
4.3. Availability of Types of Advances	37
4.4. Funding Indemnification	38
4.5. Lender Statements; Survival of Indemnity	38

ARTICLE V: CONDITIONS PRECEDENT	38

5.1. Initial Advances	38
5.2. Loans	39

ARTICLE VI: REPRESENTATIONS AND WARRANTIES	40

6.1. Organization; Corporate Powers; Dutch Financial Supervision Act	40
6.2. Authority, Execution and Delivery; Loan Documents	41
6.3. No Conflict; Governmental Consents	41
6.4. Financial Statements	42
6.5. No Material Adverse Change	42
6.6. Taxes	42
6.7. Litigation; Loss Contingencies and Violations	43
6.8. Subsidiaries	43
6.9. ERISA	44
6.10. Accuracy of Information	45
6.11. Securities Activities	45
6.12. Material Agreements	45
6.13. Compliance with Laws	45
6.14. Assets and Properties	45
6.15. Statutory Indebtedness Restrictions	45
6.16. Insurance	46
6.17. Environmental Matters	46
6.18. Representations and Warranties of the Borrower	46
6.19. Benefits	48
6.20. Solvency	48

ARTICLE VII: COVENANTS	48

7.1. Reporting	48
7.2. Affirmative Covenants	52
7.3. Negative Covenants	56
7.4. Financial Covenants	63

ARTICLE VIII: DEFAULTS	64

8.1. Defaults	64

ARTICLE IX: ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	67

9.1. Termination of Commitments; Acceleration	67
9.2. Amendments	67
9.3. Preservation of Rights	68

ARTICLE X: GUARANTY	69

10.1. Guaranty	69
10.2. Waivers; Subordination of Subrogation	69
10.3. Guaranty Absolute	69
10.4. Acceleration	70
10.5. Marshaling; Reinstatement	71
10.6. Termination Date	71

ARTICLE XI: GENERAL PROVISIONS	71

11.1. Survival of Representations	71

11.2. Governmental Regulation	71
11.3. Performance of Obligations	71
11.4. Headings	72
11.5. Entire Agreement	72
11.6. Several Obligations; Benefits of this Agreement	72
11.7. Expenses; Indemnification	72
11.8. Numbers of Documents	74
11.9. Accounting	74
11.10. Severability of Provisions	75
11.11. Nonliability of Lenders	75
11.12. GOVERNING LAW	75
11.13. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL	75
11.14. Other Transactions	77
11.15. Subordination of Intercompany Indebtedness	77
11.16. Lenders Not Utilizing Plan Assets	78
11.17. Collateral	78
11.18. [Reserved]	78
11.19. USA PATRIOT Act, Bank Secrecy Act and Office of Foreign Assets Control	79

ARTICLE XII: THE ADMINISTRATIVE AGENT	79

12.1. Appointment; Nature of Relationship	79
12.2. Powers	79
12.3. General Immunity	79
12.4. No Responsibility for Credit Extensions, Creditworthiness, Recitals, Etc	80
12.5. Action on Instructions of Lenders	80
12.6. Employment of Agents and Counsel	80
12.7. Reliance on Documents; Counsel	80
12.8. The Administrative Agent’s Reimbursement and Indemnification	80
12.9. Rights as a Lender	81
12.10. Lender Credit Decision	81
12.11. Successor Administrative Agent	81
12.12. Documentation Agents, Syndication Agent and Arrangers	82

ARTICLE XIII: SETOFF; RATABLE PAYMENTS	82

13.1. Setoff	82
13.2. Ratable Payments	82
13.3. Application of Payments	82
13.4. Relations Among Lenders	83

ARTICLE XIV: BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	83

14.1. Successors and Assigns	83
14.2. Participations	84
14.3. Assignments	85
14.4. Confidentiality	88
14.5. Dissemination of Information	88

ARTICLE XV: NOTICES	88

15.1. Giving Notice	88
15.2. Change of Address	88

ARTICLE XVI: COUNTERPARTS	89

v

EXHIBITS AND SCHEDULES
Exhibits

EXHIBIT A	—	Commitments (Definitions)
EXHIBIT B	—	Form of Borrowing/Election Notice (Section 2.7)
EXHIBIT C	—	RESERVED
EXHIBIT D	—	Form of Assignment and Acceptance Agreement (Sections 2.19 and 14.3)
EXHIBIT E-1	—	Form of Borrower’s US Counsel’s Opinion (Section 5.1)
EXHIBIT E-2	—	Form of Borrower’s Foreign Counsel’s Opinion (Section 5.1)
EXHIBIT E-3	—	List of Closing Documents (Section 5.1)
EXHIBIT F	—	Form of Officer’s Certificate (Section 7.1(A)(iii))
EXHIBIT G	—	Form of Compliance Certificate (Section 7.1(A)(iii))
EXHIBIT H	—	Form of Subsidiary Guaranty (Definitions)
EXHIBIT I	—	Form of Note
EXHIBIT J	—	Form of Designation Agreement (Section 14.3(D))
Schedules

Schedule 1.1.1	—	Permitted Existing Indebtedness (Definitions)
Schedule 1.1.2	—	Permitted Existing Investments (Definitions)
Schedule 1.1.3	—	Permitted Existing Liens (Definitions)
Schedule 1.1.4	—	Permitted Existing Contingent Obligations (Definitions)
Schedule 1.1.5	—	Material Subsidiaries and Foreign Subsidiaries that are not Excluded Foreign Subsidiaries
Schedule 6.4	—	Pro Forma Financial Statements (Section 6.4(A))
Schedule 6.7	—	FTC Litigation (Section 6.7)
Schedule 6.8	—	Subsidiaries (Section 6.8)
Schedule 6.9	—	ERISA (Section 6.9)
Schedule 6.17	—	Environmental Matters (Section 6.17)
Schedule 7.3(N)	—	Subsidiary Covenants (Section 7.3(N))
Schedule 7.3(S)	—	Permitted Restricted Payments (Section 7.3(S))

TERM LOAN AGREEMENT
               This Term Loan Agreement dated as of November 9, 2007 is entered into among Chicago Bridge & Iron Company N.V., a naamloze vennootschap organized under the laws of The Kingdom of the Netherlands (the “Company”), Chicago Bridge & Iron Company, a Delaware corporation (the “Borrower”), the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to Section 14.3, and JPMorgan Chase Bank, National Association, in its capacity as contractual representative (the “Administrative Agent”) for itself and the other Lenders. The parties hereto agree as follows:
ARTICLE I: DEFINITIONS
               1.1. Certain Defined Terms. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined as used in this Agreement:
               “Accounting Changes” is defined in Section 11.9.
               “Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person, firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of another Person.
               “Adjusted Indebtedness” of a Person means, without duplication, such Person’s Indebtedness but excluding obligations with respect to (i) the undrawn portion of any Performance Letters of Credit, bank guarantees supporting obligations comparable to those supported by Performance Letters of Credit and all reimbursement agreements related thereto, (ii) liabilities of such Person or any of its Subsidiaries under any sale and leaseback transaction which do not create a liability on the consolidated balance sheet of such Person and (iii) payment or other obligations to Praxair or its Affiliates in respect of employee benefits under the Employee Benefits Disaffiliation Agreement dated January 1, 1997, between Chicago Bridge & Iron Company and Praxair, as amended from time to time.
               “Administrative Agent” means JPMorgan in its capacity as contractual representative for itself and the Lenders pursuant to Article XII hereof and any successor Administrative Agent appointed pursuant to Article XII hereof.
               “Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Rate Advances for the same Interest Period.

               “Affected Lender” is defined in Section 2.19.
               “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10.0%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.
               “Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as may be adjusted from time to time pursuant to the terms hereof. The Aggregate Commitment as of the Closing Date is Two Hundred Million Dollars ($200,000,000).
               “Agreement” means this Term Loan Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.
               “Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 6.4(B) hereof; provided, however, except as provided in Section 11.9, that with respect to the calculation of financial ratios and other financial tests required by this Agreement, “Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 6.4(B) hereof.
               “Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.
               “Applicable Eurodollar Margin” means, as at any date of determination, the rate per annum then applicable to Eurodollar Rate Loans determined in accordance with the provisions of Section 2.14(D)(ii) hereof.
               “Applicable Floating Rate Margins” means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans, determined in accordance with the provisions of Section 2.14(D)(ii) hereof.
               “Applicable Ticking Fee Percentage” means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.14(C)(i) hereof determined in accordance with the provisions of Section 2.14(D)(ii) hereof.
               “Arrangers” means JPMSI and BAS, in their respective capacities as the arrangers for the credit transaction evidenced by this Agreement.
               “Asset Sale” means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction, and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person, but not the Equity Interests of such Person) to any Person other than the Company or any of its wholly-owned Subsidiaries other than (i) the sale of inventory in the ordinary course of business and (ii) the sale or other disposition of any obsolete equipment disposed of in the ordinary course of business.
               “Assignment Agreement” means an assignment and acceptance agreement entered into in connection with an assignment pursuant to Section 14.3 hereof in substantially the form of Exhibit D.
               “Authorized Officer” means the Managing Director of the Company, or such other Person as authorized by such Managing Director or, in the case of the Borrower, its Board of Directors, acting singly; provided, that the Administrative Agent shall have received a manually signed certificate of the Secretary of the Company and the Borrower as to the incumbency of, and bearing a manual specimen signature of, such duly authorized Person.
               “Bank Undertaking” means an independent undertaking (within the meaning of, and complying with the requirements of, 12 C.F.R §§7.1016 or 7.1017) of an issuer thereof as to which such issuer’s obligation to honor depends upon the presentation of specified documents and not upon nondocumentary conditions or any question or fact or law.
               “BAS” means Banc of America Securities LLC, and its successors.
               “Benefit Plan” means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan or Foreign Pension Plan) in respect of which the Company or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.
               “Borrower” is defined in the introductory paragraph hereof, together with its permitted successors and assigns.
               “Borrowing Date” means a date on which the Loans are made hereunder, which date must occur by no later than December 31, 2007 as required by Section 5.2(C).
               “Borrowing/Election Notice” is defined in Section 2.7.
               “Business Day” means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York.
               “Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               “Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
               “Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
               “Cash Equivalents” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated A- (or better) by S&P or A3 (or better) by Moody’s, and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to (x) investment grade securities (i.e., securities rated at least Baa by Moody’s or at least BBB by S&P) and (y) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s (all such institutions being, “Qualified Institutions”); (iv) commercial paper of Qualified Institutions; provided that the maturities of such Cash Equivalents shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof; and (v) auction rate securities (long-term, variable rate bonds tied to short-term interest rates) that are rated Aaa by Moody’s or AAA by S&P.
               “Change” is defined in Section 4.2.
               “Change of Control” means an event or series of events by which:
     (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of twenty percent (20%) or more of the voting power of the then outstanding Capital Stock of the Company entitled to vote generally in the election of the directors of the Company; or
     (ii) the majority of the board of directors of the Company fails to consist of Continuing Directors; or
     (iii) except as expressly permitted under the terms of this Agreement, the Company or the Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its property to any Person, or any Person consolidates with or merges into the Company or the Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of the Company or the Borrower, as applicable, is reclassified or changed into or exchanged for cash, securities or other property; or
     (iv) except as otherwise expressly permitted under the terms of this Agreement, the Company shall cease to own and control all of the economic and voting rights associated with all of the outstanding Capital Stock of the Borrower and each of the Subsidiary Guarantors or shall cease to have the power, directly or indirectly, to elect all of the members of the board of directors of the Borrower and each of the Subsidiary Guarantors.
               “Closing Date” means November 9, 2007.
               “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
               “Commission” means the Securities and Exchange Commission of the United States of America and any Person succeeding to the functions thereof.
               “Commitment” means (i) as to any Lender, the aggregate commitment of such Lender to make Loans as set forth in Exhibit A-1 or in the most recent Assignment Agreement executed by such Lender and (ii) as to all Lenders, the Aggregate Commitment. After advancing the Loan, each reference to a Lender’s Commitment shall refer to that Lender’s Pro Rata Share of the Loans.
               “Company” means Chicago Bridge & Iron Company N.V., a naamloze vennootschap organized under the laws of The Kingdom of the Netherlands.
               “Consolidated Fixed Charges” means, for any period, the sum of (i) Consolidated Long-Term Lease Rentals for such period and (ii) consolidated interest expense of the Company and its Subsidiaries (including capitalized interest and the interest component of Capitalized Leases) for such period.
               “Consolidated Long-Term Lease Rentals” means, for any period, the sum of the minimum amount of rental and other obligations of the Company and its Subsidiaries required to be paid during such period under all leases of real or personal property (other than Capital Leases) having a term (including any required renewals or extensions or any renewals or extensions at the option of the lessor or lessee) of one year or more after the commencement of the initial term, determined on a consolidated basis in accordance with GAAP.
               “Consolidated Net Income” means, for any period, the net income (or deficit) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding in any event (i) any extraordinary gain or loss (net of any tax effect) and (ii) net earnings of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions.

               “Consolidated Net Income Available for Fixed Charges” means, for any period, Consolidated Net Income plus, to the extent deducted in determining such Consolidated Net Income, (i) provisions for income taxes and (ii) Consolidated Fixed Charges.
               “Consolidated Net Worth” means, at a particular date, all amounts which would be included under shareholders’ or members’ equity on the consolidated balance sheet for the Company and its consolidated Subsidiaries plus any preferred stock of the Company to the extent that it has not been redeemed for indebtedness, as determined in accordance with Agreement Accounting Principles.
               “Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls (“PCBs”), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.
               “Contingent Obligation”, as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other cases.
               “Continuing Director” means, with respect to any person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.
               “Contractual Obligation”, as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument (including, without limitation, the Credit Agreement and Letter of Credit Agreement), in any

case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.
               “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
               “Controlled Group” means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.
               “Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of October 13, 2006 by and among the Company and certain Subsidiaries of the Company, the lenders party thereto and JPMorgan as administrative agent, as replaced, refinanced, amended, restated, supplemented or otherwise modified from time to time.
               “Credit Agreement Closing Date” means October 13, 2006.
               “Customary Permitted Liens” means:
     (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;
     (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;
     (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Company’s or its Subsidiary’s assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $5,000,000;
     (iv) Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its respective Subsidiaries;
     (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Company or any of its Subsidiaries which do not constitute a Default under Section 8.1(H) hereof; and
     (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of business.
               “Default” means an event described in Article VIII hereof.
               “Designated Lender” means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to Section 14.3(D).
               “Designating Lender” means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 14.3(D).
               “Designation Agreement” is defined in Section 14.3(D).
               “Disclosed Litigation” is defined in Section 6.7.
               “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Termination Date.
               “DOL” means the United States Department of Labor and any Person succeeding to the functions thereof.
               “Dollar” and “$” means dollars in the lawful currency of the United States of America.
               “Domestic Subsidiary” means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America and substantially all of the operations of which are conducted within the United States.

               “Dutch Financial Supervision Act” means the Dutch Financial Supervision Act 2007 (Wet op het financieel toezicht), as amended from time to time.
               “EBIT” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with Agreement Accounting Principles, of (i) Consolidated Net Income, plus (ii) Interest Expense to the extent deducted in computing Consolidated Net Income, plus (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Consolidated Net Income, plus (iv) any other non-recurring non-cash charges (excluding any such non-cash charges to the extent any such non-cash charge becomes, or is expected to become, a cash charge in a later period) to the extent deducted in computing Consolidated Net Income, plus (v) extraordinary losses incurred other than in the ordinary course of business to the extent deducted in computing Consolidated Net Income, minus (vi) any non-recurring non-cash credits to the extent added in computing Consolidated Net Income, minus (vii) extraordinary gains realized other than in the ordinary course of business to the extent added in computing Consolidated Net Income.
               “EBITDA” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with Agreement Accounting Principles, of (i) EBIT plus (ii) depreciation expense to the extent deducted in computing Consolidated Net Income, plus (iii) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Consolidated Net Income.
               “Election Notice” is defined in Section 2.9(D).
               “Eligible Assignee” means a Person that is primarily engaged in the business of commercial banking and that (i) is an affiliate of a Lender or (ii) shall have senior unsecured long-term debt ratings which are rated at least BBB (or the equivalent) as publicly announced by S&P or Fitch Investors Services, Inc. or Baa2 (or the equivalent) as publicly announced by Moody’s, or shall otherwise be reasonably acceptable to the Administrative Agent.
               “Eligible Cash Equivalents” means Cash Equivalents consisting of (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government, (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated A- (or better) by S&P or A3 (or better) by Moody’s, and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days, (iii) commercial paper rated at least A-1 by Standard & Poor’s Ratings Services or P-1 by Moody’s Investors Service, Inc. and maturing not more than thirty (30) days from the date of issuance or (iv) debt securities other than commercial paper, the issuer of which shall have a senior unsecured long-term debt rating from Standard & Poor’s Ratings Services of at least A and which debt securities shall mature not more than thirty (30) days from the date of issuance.

               “Eligible Designee” means a special purpose corporation, partnership, limited partnership or limited liability company that is administered by a Lender or an Affiliate of a Lender and (i) is organized under the laws of the United States of America or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or the equivalent thereof by Moody’s.
               “Environmental, Health or Safety Requirements of Law” means all Requirements of Law derived from or relating to foreign, federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.
               “Environmental Lien” means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.
               “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.
               “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.
               “Eurodollar Base Rate” means, with respect to a Eurodollar Rate Advance for the relevant Interest Period, the applicable British Bankers’ Association Interest Settlement Rate for deposits in Dollars appearing on Reuters BBA Libor Rates Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters BBA Libor Rates Page 3750 is not available to the Administrative Agent for any reason, the applicable Eurodollar Reference Rate for the relevant Interest Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in Dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers’ Association Interest Settlement Rate is available, the applicable Eurodollar Reference Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which JPMorgan offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of JPMorgan’s relevant Eurodollar Loan and having a maturity equal to such Interest Period.

               “Eurodollar Rate” means, with respect to a Eurodollar Rate Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the then Applicable Eurodollar Margin, changing as and when the Applicable Eurodollar Margin changes, plus (iii) any other mandatory costs imposed by any governmental or regulatory authority.
               “Eurodollar Rate Advance” means an Advance which bears interest at a Eurodollar Rate.
               “Eurodollar Rate Loan” means a Loan made on a fully syndicated basis pursuant to Section 2.1, which bears interest at a Eurodollar Rate.
               “Excluded Foreign Subsidiary” means any Foreign Subsidiary other than those listed as Foreign Subsidiaries on Schedule 1.1.5.
               “Executive Equity Repurchase Payment” means the amount of the payment, if any, up to but not exceeding $36,500,000 made by the Company to fulfill its contractual obligation to honor the exercise by a former executive of the Company of a put to the Company of common shares of the Company on or before January 30, 2007 at a per share price equal to the average of the high and low share price on the date the put exercise notice is received by the Company.
               “Facility Termination Date” shall mean the date on which all of the Termination Conditions have been satisfied.
               “Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.
               “Financial Letter of Credit” means any letter of credit or Bank Undertaking other than a Performance Letter of Credit.
               “Financial Officer” means any of the chief financial officer, principal accounting officer, treasurer or controller of the Company, acting singly.
               “Fixed Charge Coverage Ratio” is defined in Section 7.4(B).
               “Floating Rate” means, for any day for any Loan, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus the then Applicable Floating Rate Margin.

               “Floating Rate Advance” means an Advance which bears interest at the Floating Rate.
               “Floating Rate Loan” means a Loan, or portion thereof, which bears interest at the Floating Rate.
               “Foreign Employee Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any of its respective Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).
               “Foreign Pension Plan” means any employee benefit plan as described in Section 3(3) of ERISA for which the Company or any member of its Controlled Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Company, any of its respective Subsidiaries or any member of its Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.
               “Foreign Subsidiary” means a Subsidiary of the Company which is not a Domestic Subsidiary.
               “Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.
               “Gross Negligence” means recklessness, or actions taken or omitted with conscious indifference to or the complete disregard of consequences or rights of others affected. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term “gross negligence” is used with respect to the Administrative Agent or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.
               “Guaranteed Obligations” is defined in Section 10.1.
               “Guarantor(s)” shall mean the Company and the Subsidiary Guarantors.
               “Guaranty” means each of (i) the guaranty by the Company of all of the Obligations of the Borrower pursuant to this Agreement and (ii) the Subsidiary Guaranty, in each case, as amended, restated, supplemented or otherwise modified from time to time.
               “Hedging Arrangements” is defined in the definition of Hedging Obligations below.
               “Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions (“Hedging Arrangements”), and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.
               “Incentive Arrangements” means any stock ownership, restricted stock, stock option, stock appreciation rights, “phantom” stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with the retention of executives, officers or employees of the Company and its Subsidiaries.
               “Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than (a) accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade, and (b) earnouts or other similar forms of contingent purchase prices), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances or other instruments, (v) Capitalized Lease Obligations, (vi) Contingent Obligations, (vii) obligations with respect to any letters of credit, bank guarantees and similar instruments, including, without limitation, Financial Letters of Credit and Performance Letters of Credit, and all reimbursement agreements related thereto, (viii) Off-Balance Sheet Liabilities and (ix) Disqualified Stock.
               “Indemnified Matters” is defined in Section 11.7(B).
               “Indemnitees” is defined in Section 11.7(B).
               “Interest Expense” means, for any period, the total gross interest expense of the Company and its consolidated Subsidiaries, whether paid or accrued, including, without duplication, the interest component of Capitalized Leases, commitment and letter of credit fees, the discount or implied interest component of Off-Balance Sheet Liabilities, capitalized interest expense, pay-in-kind interest expense, amortization of debt documents and net payments (if any) pursuant to Hedging Arrangements relating to interest rate protection, all as determined in conformity with Agreement Accounting Principles.
               “Interest Period” means with respect to a Eurodollar Rate Loan, a period of one (1), two (2), three (3) months or six (6) months, commencing on a Business Day selected by the Borrower on which a Eurodollar Rate Advance is made to the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business

Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.
               “Investment” means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person; (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution actually invested by that Person to any other Person (but excluding any subsequent passive increases or accretions to the value of such initial capital contribution), including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business; and (iv) any non-arms length transaction by such Person with another Person or any other transfer of assets by such Person in another Person, with the amount of such Investment being an amount equal to the net benefit derived by such other Person resulting from any such transactions.
               “IRS” means the Internal Revenue Service and any Person succeeding to the functions thereof.
               “JPMorgan” means JPMorgan Chase Bank, National Association, in its individual capacity, and its successors.
               “JPMSI” means J.P. Morgan Securities Inc, and its successors.
               “Lenders” means the Persons listed on the signature pages hereto as “Lenders” and any other Person that shall have become a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.
               “Lending Installation” means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages of this Agreement for such Lender, or on the administrative information sheets provided to the Administrative Agent in connection herewith or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.16.
               “Letter of Credit Agreement” means, collectively, those certain Letter of Credit and Term Loan Agreements among the Company and certain of its Subsidiaries as co-obligors, Bank of America, N.A. (“BofA”), as administrative agent, BofA and JPMorgan, as L/C issuers, and the lenders parties thereto, providing for supplemental term letter of credit facilities in an aggregate cumulative principal amount not to exceed $600,000,000 and on terms and conditions satisfactory to the Administrative Agent.
               “Leverage Ratio” is defined in Section 7.4(A).

               “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).
               “Loan Account” is defined in Section 2.12(A).
               “Loan Documents” means this Agreement, the Subsidiary Guaranty and all other documents, instruments, notes and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.
               “Loan Parties” means, at any time, the Company, the Borrower and each of the Guarantors.
               “Loans” is defined in Section 2.1.
               “Margin Stock” shall have the meaning ascribed to such term in Regulation U.
               “Material Adverse Effect” means a material adverse effect upon (i) the business, condition (financial or otherwise), operations, performance, properties, results of operations or prospects of the Company, the Borrower or the Company and its Subsidiaries, taken as a whole, (ii) the collective ability of the Company or any of its Subsidiaries to perform their respective obligations under the Loan Documents, or (iii) the ability of the Lenders or the Administrative Agent to enforce the Obligations; it being understood and agreed that the occurrence of a Product Liability Event shall not constitute an event which causes a “Material Adverse Effect” unless and until the aggregate amount of, or attributable to, Product Liability Events (to the extent not covered by third-party insurance as to which the insured does not dispute coverage) exceeds, during any period of twelve (12) consecutive months, the greater of (a) $20,000,000 and (b) 20% of EBITDA (for the then most recently completed period of four fiscal quarters of the Company).
               “Material Indebtedness” is defined in Section 8.1(E).
               “Material Subsidiary” means, without duplication, (a) each “Subsidiary Borrower” (as defined in the Credit Agreement), (b) any Subsidiary that directly or indirectly owns or Controls any “Subsidiary Borrower” (as defined in the Credit Agreement) or other Material Subsidiary and (c) any other Subsidiary (i) the consolidated net revenues of which for the most recent fiscal year of the Company for which audited financial statements have been delivered pursuant to Section 7.01(A)(ii) were greater than five percent (5%) of the Company’s consolidated net revenues for such fiscal year or (ii) the consolidated tangible assets of which as of the end of such fiscal year were greater than five percent (5%) of the Company’s consolidated tangible assets as of such date; provided that, if at any time the aggregate amount of the consolidated net revenues or consolidated tangible assets of all Subsidiaries that are not Material Subsidiaries exceeds twenty percent (20%) of the Company’s consolidated net revenues for any such fiscal year or twenty percent (20%) of the Company’s consolidated tangible assets as of the end of any such fiscal year, the Company (or, in the event the Company has failed to do so within 10 days, the Administrative Agent) shall designate sufficient Subsidiaries as “Material

Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. For purposes of making the determinations required by this definition, revenues and assets of Foreign Subsidiaries shall be converted into Dollars at the rates used in preparing the consolidated balance sheet of the Company included in the applicable financial statements. The Material Subsidiaries on the Closing Date are identified in Schedule 1.1.5 hereto.
               “Moody’s” means Moody’s Investors Service, Inc.
               “Multiemployer Plan” means a “Multiemployer Plan” as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Company or any member of the Controlled Group.
               “Net Cash Proceeds” means, with respect to any Asset Sale or Sale and Leaseback Transaction by any Person, (a) cash or Cash Equivalents (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale or Sale and Leaseback Transaction (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale or Sale and Leaseback Transaction), after (i) provision for all income or other taxes measured by or resulting from such Asset Sale or Sale and Leaseback Transaction, (ii) payment of all brokerage commissions and other fees and expenses and commissions related to such Asset Sale or Sale and Leaseback Transaction, and (iii) all amounts used to repay Indebtedness (and any premium or penalty thereon) secured by a Lien on any asset disposed of in such Asset Sale or Sale and Leaseback Transaction or which is or may be required (by the express terms of the instrument governing such Indebtedness or by applicable law) to be repaid in connection with such Asset Sale or Sale and Leaseback Transaction (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness); and (b) cash or Cash Equivalents payments in respect of any other consideration received by such Person or any Subsidiary of such Person from such Asset Sale or Sale and Leaseback Transaction upon receipt of such cash payments by such Person or such Subsidiary.
               “Notice of Assignment” is defined in Section 14.3(B).
               “Obligations” means all Loans, advances, debts, liabilities, obligations, covenants and duties owing, by the Company, the Borrower or any of their Subsidiaries to the Administrative Agent, any Lender, the Arrangers, any Affiliate of the Administrative Agent or any Lender, any Indemnitee, of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees (in each case whether or not allowed), and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document.

               “Off-Balance Sheet Liabilities” of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such Person or any of its Subsidiaries under any financing lease or so-called “synthetic lease” or “tax ownership operating lease” transaction, or (d) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.
               “Other Taxes” is defined in Section 2.14(E)(ii).
               “Participants” is defined in Section 14.2(A).
               “Payment Date” means the last Business Day of each quarter, the Termination Date and the Facility Termination Date.
               “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
               “Performance Letter of Credit” means a letter of credit or Bank Undertaking issued to secure ordinary course performance obligations of the Company or a Subsidiary in connection with active construction projects (including projects about to be commenced) or bids for prospective construction projects.
               “Permitted Acquisition” is defined in Section 7.3(F).
               “Permitted Existing Contingent Obligations” means the Contingent Obligations of the Company and its Subsidiaries identified as such on Schedule 1.1.4 to this Agreement.
               “Permitted Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries identified as such on Schedule 1.1.1 to this Agreement.
               “Permitted Existing Investments” means the Investments of the Company and its Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.
               “Permitted Existing Liens” means the Liens on assets of the Company and its Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.
               “Permitted Sale and Leaseback Transactions” means (a) (i) any Sale and Leaseback Transaction of the Company’s administrative headquarters facility in The Woodlands, Texas and (ii) any Sale and Leaseback Transaction of all or any portion of the Company’s other property, in each case on terms acceptable to the Administrative Agent and only to the extent that the aggregate amount of Net Cash Proceeds received during the period from the Credit Agreement Closing Date to the Termination Date from all such Permitted Sale and Leaseback Transactions is less than or equal to $50,000,000 and (b) any Sale and Leaseback Transaction of the Company’s facility in Plainfield, Illinois.

               “Person” means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.
               “Plan” means an employee benefit plan defined in Section 3(3) of ERISA, other than a Multiemployer Plan, in respect of which the Company or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.
               “Prime Rate” means the prime rate of interest announced by JPMorgan from time to time (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
               “Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (a) the Lender’s Commitment at such time (in each case, as adjusted from time to time in accordance with the terms of this Agreement) by (b) the Aggregate Commitment at such time; provided, however, upon the funding of the Loans, “Pro Rata Share” means a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Loans and the denominator of which is the aggregate outstanding principal amount of the Loans of all Lenders.
               “Product Liability Event” means, solely in connection with asbestos-related claims and litigation, (i) the entry of one or more final judgments or orders against the Company or any Subsidiary, or (ii) the Company or any Subsidiary (a) enters into settlements for the payment of money or (b) pays any legal expenses associated with such judgment, orders or settlements and any and all other aspects of any claims and litigation associated therewith, and with respect to such judgments or orders, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.
               “Purchasers” is defined in Section 14.3(A)(i).
               “Rate Option” means the Eurodollar Rate or the Floating Rate, as applicable.
               “Receivable(s)” means and includes all of the Company’s and its consolidated Subsidiaries’ presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company or its Subsidiaries, as applicable, to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.
               “Register” is defined in Section 14.3(C).
               “Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).
               “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.
               “Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).
               “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.
               “Replacement Lender” is defined in Section 2.19.
               “Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.
               “Required Lenders” means, at any time, Lenders having Pro Rata Shares representing more than 50% of the aggregate Pro Rata Shares at such time; provided, however, that, if any of the Lenders shall have failed to fund its Pro Rata Share of any Loan requested by the Borrower and any such failure has not been cured, then for so long as such failure continues, “Required Lenders” means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans has not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders.
               “Requirements of Law” means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.
               “Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurodollar liabilities.
               “Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in such Person’s Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company or any of its Subsidiaries (other than Disqualified Stock), (iii) any payment or prepayment of principal of, or interest (whether in cash or as payment-in-kind), premium, if any, fees or other charges with respect to, any Indebtedness subordinated to the Obligations, or any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness other than (a) the Obligations and (b) any scheduled payments of principal of or interest with respect to the Company’s Indebtedness issued pursuant to the Credit Agreement or the Letter of Credit Agreement, (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Company or any of its Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission and (v) any payment in respect of a purchase price adjustment, earn-out or other similar form of contingent purchase price.
               “Risk-Based Capital Guidelines” is defined in Section 4.2.
               “S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc.
               “Sale and Leaseback Transaction” means any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), (i) which the Company or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which the Company or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Company or one of its Subsidiaries to any other Person in connection with such lease.
               “Securities Act” means the Securities Act of 1933, as amended from time to time.
               “Single Employer Plan” means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.
               “Solvent” means, when used with respect to any Person, that at the time of determination:

     (i) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and
     (ii) it is then able and expects to be able to pay its debts as they mature; and
     (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.
               “Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership, limited liability company or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company
               “Subsidiary Guarantor(s)” means (a) all of the Company’s Material Subsidiaries (other than any Excluded Foreign Subsidiary); (b) all New Subsidiaries which are Material Subsidiaries and which have or are required to have satisfied the provisions of Section 7.2(K)(i); (c) all of the Company’s Subsidiaries which become Material Subsidiaries and which have satisfied or are required to have satisfied the provisions of Section 7.2(K)(ii); and (d) all other Subsidiaries which become Subsidiary Guarantors in satisfaction of the provisions of Section 7.2(K)(iii) or Section 7.3(Q), in each case with respect to clauses (a) through (d) above, and together with their respective successors and assigns.
               “Subsidiary Guaranty” means that certain Subsidiary Guaranty, dated as of the date hereof executed by each of the Subsidiary Guarantors as of such date (and any and all supplements thereto executed from time to time by each additional Subsidiary Guarantor) in favor of the Administrative Agent in substantially the form of Exhibit H attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.
               “Substantial Portion” means, with respect to the assets of the Company and its Subsidiaries, assets which (i) represent more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) are responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.
               “Taxes” is defined in Section 2.14(E)(i).
               “Target” means the Lummus Global business of ABB Holdings Inc.
               “Target Acquisition” means the acquisition by the Borrower of the Target.
               “Target Acquisition Agreement” means the Share Purchase Agreement, dated as of August 24, 2007, among ABB, ABB Holdings Inc., ABB Holdings B.V., the Company, the Borrower and Chicago Bridge & Iron Company B.V.
               “Termination Conditions” is defined in Section 2.18.
               “Termination Date” means the earlier of (a) November 9, 2012, and (b) the date of the acceleration of the Obligations pursuant to Section 9.1 hereof.
               “Termination Event” means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any member of the Controlled Group from a Benefit Plan during a plan year in which the Company or such Controlled Group member was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Company or any member of the Controlled Group; (iii) the imposition of an obligation on the Company or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan or Foreign Pension Plan; (v) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) that a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan in place of the existing administrator, or (vii) the partial or complete withdrawal of the Company or any member of the Controlled Group from a Multiemployer Plan or Foreign Pension Plan.
               “Transferee” is defined in Section 14.5.
               “Type” means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Rate Loan.
               “Unfunded Liabilities” means (i) in the case of Single Employer Plans, the amount (if any) by which the aggregate accumulated benefit obligations exceeds the aggregate fair market value of assets of present value of all vested nonforfeitable benefits under all Single Employer Plans as of the most recent measurement date, all as determined under FAS 87 using the methods and assumptions used by the Company for financial accounting purposes, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

               “Unmatured Default” means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.
               1.2. Singular/Plural References; Accounting Terms. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.
               1.3. References. Any references to the Company’s Subsidiaries shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.
               1.4. Supplemental Disclosure. At any time at the request of the Administrative Agent and at such additional times as the Company determines, the Company shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. Notwithstanding that any such supplement to such schedule or representation may disclose the existence or occurrence of events, facts or circumstances which are either prohibited by the terms of this Agreement or any other Loan Documents or which result in the breach of any representation or warranty, such supplement to such schedule or representation shall not be deemed either an amendment thereof or a waiver of such breach unless expressly consented to in writing by Administrative Agent and the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Administrative Agent or any Lender of any Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits, baskets or similar restrictions contained in this Agreement or any of the other Loan Documents.

ARTICLE II: TERM LOAN FACILITY
               2.1. Term Loan Facility.
          (A) Amount of Loans. Upon the satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2 hereof, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make a term loan to the Borrower in Dollars, in a single draw on the Borrowing Date, in an aggregate amount not to exceed such Lender’s Commitment (each individually, a “Loan” and, collectively, the “Loans”) by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Amounts prepaid or repaid in respect of the Loans may not be reborrowed.
          (B) Borrowing/Election Notice. The Borrower shall deliver to the Administrative Agent a Borrowing/Election Notice, signed by it, in accordance with the terms of Section 2.7.
          (C) Making of Loans. Promptly after receipt of the Borrowing/Election Notice under Section 2.7 in respect of Loans, the Administrative Agent shall notify each Lender by telecopy, or other similar form of transmission, of the requested Loan. Each Lender shall make available its Loan in accordance with the terms of Section 2.6. The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s office in Chicago, Illinois on the Borrowing Date and shall disburse such proceeds in accordance with the Borrower’s disbursement instructions set forth in such Borrowing/Election Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Loan on the Borrowing Date.
               2.2. Repayments. The Borrower shall make a repayment of its Loans on December 31 (or if such day is not a Business Day, the following Business Day) of each calendar year (commencing December 31, 2008) in an aggregate amount equal to $40,000,000. To the extent not previously paid, all unpaid Loans shall be paid in full in cash by the Borrower on the Termination Date.
               2.3. Rate Options for all Advances; Maximum Interest Periods. The Loans may be Floating Rate Advances or Eurodollar Rate Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.9. The Borrower may select, in accordance with Section 2.9, Rate Options and Interest Periods applicable to portions of the Loans; provided that there shall be no more than seven (7) Interest Periods in effect with respect to all of the Loans at any time.
               2.4. Optional Payments. The Borrower may from time to time and at any time upon at least one (1) Business Day’s prior written notice repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances in an aggregate minimum amount of One Million Dollars ($1,000,000) and in integral multiples of One Million Dollars ($1,000,000) in excess thereof. Eurodollar Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4, in an aggregate minimum amount of Four Million and 00/100 Dollars ($4,000,000) and in integral multiples of One Million and 00/100 Dollars ($1,000,000) in excess thereof; provided, that the Borrower may not so prepay Eurodollar Rate Advances unless it shall have provided at least three (3) Business Days’ prior written notice to the Administrative Agent of such prepayment and provided, further, all Eurodollar Loans constituting part of the same Eurodollar Rate Advance shall be repaid or prepaid at the same time.
               2.5. [RESERVED].
               2.6. Method of Borrowing. On the Borrowing Date, each Lender shall make available its Loan not later than noon, Chicago time, in Federal or other funds immediately available to the Administrative Agent, in Chicago, Illinois at its address specified in or pursuant to Article XV. Unless the Administrative Agent determines that any applicable condition specified in Article V has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.
               2.7. Method of Selecting Types and Interest Periods for Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice in substantially the form of Exhibit B hereto (a “Borrowing/Election Notice”) not later than 10:00 a.m. (Chicago time) (a) on or before the Borrowing Date of the initial Floating Rate Advance or (b) three (3) Business Days before the Borrowing Date for the initial Eurodollar Rate Advance. The Borrower shall select Interest Periods so that, to the best of their knowledge, it will not be necessary to prepay all or any portion of any Eurodollar Rate Loan prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance, in the case of Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Floating Rate changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Advance and shall change as and when the Applicable Eurodollar Margin changes.
               2.8. [RESERVED].
               2.9. Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances.
          (A) Right to Convert. The Borrower may elect from time to time, subject to the provisions of Section 2.3 and this Section 2.9, to convert all or any part of a Loan of any Type into any other Type or Types of Loans; provided that any conversion of any

Eurodollar Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.
          (B) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Rate Loans. Eurodollar Rate Loans shall continue as Eurodollar Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loans shall be automatically converted into Floating Rate Loans unless such Eurodollar Rate Loans shall have been repaid or the Company shall have given the Administrative Agent notice in accordance with Section 2.9(D) requesting that, at the end of such Interest Period, such Eurodollar Rate Loans continue as a Eurodollar Rate Loan.
          (C) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.9(A) or Section 2.9(B), no Loan may be converted into or continued as a Eurodollar Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.
          (D) Borrowing/Election Notice. The Borrower shall give the Administrative Agent an irrevocable Borrowing/Election Notice of each conversion of a Floating Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 10:00 a.m. (Chicago time) (x) one (1) Business Day prior to the date of the requested conversion or continuation, with respect to any Loan to be converted to or continued as a Floating Rate Advance, and (y) three (3) Business Days prior to the date of the requested conversion or continuation, with respect to any Loan to be converted or continued as a Eurodollar Rate Loan, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) if applicable, the amount of Eurodollar Rate Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period applicable thereto.
               2.10. Default Rate. After the occurrence and during the continuance of a Default, at the option of the Administrative Agent or at the direction of the Required Lenders the interest rate(s) applicable to the Obligations and all other fees shall be equal to (x) the interest rates and fees calculated based on the maximum Applicable Floating Rate Margins, Applicable Eurodollar Margin and Applicable Ticking Fee Percentage, as applicable, as specified pursuant to Section 2.14(D)(ii) plus (y) two percent (2.00%) per annum for all such Obligations and fees; provided that during the continuation of a Default under Sections 8.1(F) or 8.1(G) such interest rate and fee increases shall be automatically applicable without any election of the Administrative Agent or action of the Required Lenders.
               2.11. Method of Payment. All payments of principal, interest, fees, reimbursements, commissions and other Obligations hereunder shall be made, without setoff, deduction or counterclaim (unless indicated otherwise in Section 2.14(E)), in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XV. Each Advance shall be repaid or prepaid in Dollars in the amount equal to the amount borrowed and interest payable thereon shall also be paid in Dollars. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge any account of the Borrower or the Company maintained with JPMorgan or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder.
               2.12. Evidence of Debt.
          (A) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a “Loan Account”) on its books and records evidencing the indebtedness of the Borrower to such Lender owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (B) Register. The Register maintained by the Administrative Agent pursuant to Section 14.3(C) shall include a control account, and a subsidiary account for each Lender and the Borrower, in which accounts (taken together) shall be recorded (i) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 14.3, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.
          (C) Entries in Loan Account and Register. The entries made in the Loan Account, the Register and the other accounts maintained pursuant to clauses (A) or (B) of this Section shall be prima facie evidence thereof for all purposes, absent manifest error, unless the Borrower objects to information contained in the Loan Accounts, the Register or the other accounts within thirty (30) days of the Borrower’s receipt of such information; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans or other amounts in accordance with the terms of this Agreement.
          (D) Noteless Transaction; Notes Issued Upon Request. Any Lender may request that the Loan made by it be evidenced by a promissory note in substantially the form of Exhibit I to evidence such Lender’s Loan. The Borrower shall prepare, execute and deliver to such Lender a promissory note for such Loan payable to the order of such Lender. Thereafter, the Loans evidenced by such promissory note or promissory notes, as applicable, and interest thereon shall at all times (including after assignment pursuant to Section 14.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

               2.13. Telephonic Notices. The Borrower authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. In case of disagreement concerning such notices, if the Administrative Agent has recorded telephonic borrowing notices, such recordings will be made available to the Borrower upon its request therefor.
               2.14. Promise to Pay; Interest and Ticking Fees; Interest Payment Dates; Interest and Fee Basis; Taxes; Loan and Control Accounts.
          (A) Promise to Pay. All Advances shall be paid in full by the Borrower on the Termination Date. The Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents.
          (B) Interest Payment Dates. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the Closing Date, upon any prepayment whether by acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity; provided, interest accrued on each Eurodollar Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar quarter, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).
          (C) Ticking Fees; Additional Fees.
     (i) The Company shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, from and after the Closing Date until the earlier of (A) the Borrowing Date and (B) the date on which the Aggregate Commitment expires or is terminated, a ticking fee on the Aggregate Commitment at a rate per annum equal to the then Applicable Ticking Fee Percentage multiplied by the Aggregate Commitment. Such ticking fee payable under this clause (C) shall be payable quarterly on the last day of each fiscal quarter of the Company and/or the earlier of (A) the Borrowing Date and (B) the date on which the Aggregate Commitment expires or is terminated.

     (ii) The Company agrees to pay or cause the Borrower to pay to (a) the Administrative Agent for the sole account of the Administrative Agent and JPMSI and (b) the Syndication Agent for the sole account of the Syndication Agent and BAS, in each case the applicable fees set forth in those certain fee letters identified and described in Section 5.1(vii), in each case payable at the times and in the amounts set forth therein.
               (D) Interest and Fee Basis; Applicable Floating Rate Margins, Applicable Eurodollar Margin and Applicable Ticking Fee Percentage.
     (i) Interest on all fees, Eurodollar Rate Loans and Floating Rate Loans calculated by reference to the Federal Fund Effective Rate shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on all Alternate Base Rate Loans calculated by reference to the Prime Rate shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time or local time, as applicable) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.
     (ii) (a) The Applicable Floating Rate Margins and Applicable Eurodollar Margin, and Applicable Ticking Fee Percentage shall, subject to the provisions of Section 2.14(D)(ii)(b) below, be determined from time to time by reference to the table set forth below, on the basis of the then applicable Leverage Ratio as described in this Section 2.14(D)(ii):

		Greater than or	Greater than or
		equal to 1.00 to	equal to 1.50 to	Greater than or
	Less than 1.00	1.00 and less	1.00 but less	equal to 2.00 to
Leverage Ratio	to 1.00	than 1.50 to 1.00	than 2.00 to 1.00	1.00
Applicable Ticking Fee	0.175%	0.20%	0.25%	0.30%
Applicable Eurodollar Margin	0.875%	1.00%	1.25%	1.50%
Applicable Floating Rate Margin	0.00%	0.00%	0.00%	0.25%
(b) For purposes of this Section 2.14(D)(ii), the Leverage Ratio shall be calculated as provided in Section 7.4(A); provided, however, that until such time as the Company delivers the financial statements and related compliance certificate for the fiscal quarter ending December 31, 2007, the Leverage Ratio shall be deemed to be greater than or equal to 1.50 to 1.00 and less than 2.00 to 1.00. Upon receipt of the financial statements delivered pursuant to Sections 7.1(A)(i) and (ii), as applicable, the Applicable Floating Rate Margins, Applicable Eurodollar Margin and Applicable Ticking Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the date such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to Section 7.1(A)(iii) shall be due; provided, that if the Company shall not have timely delivered its financial statements in accordance with Section 7.1(A)(i) or (ii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until five (5) Business Days following the date such financial statements are actually delivered, the Applicable Floating Rate Margins, Applicable Eurodollar Margin and Applicable Ticking Fee Percentage shall be the maximum Applicable Floating Rate Margins, Applicable Eurodollar Margin and Applicable Ticking Fee Percentage, as applicable, as set forth in this Section 2.14(D)(ii).
               (E) Taxes.
     (i) Any and all payments by or on behalf of the Borrower or the Company hereunder (whether in respect of principal, interest, fees or otherwise) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any interest, penalties and liabilities with respect thereto including those arising after the Closing Date as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender’s or the Administrative Agent’s, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Commitments, or the Loans being hereinafter referred to as “Taxes”). If the Borrower or the Company shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section 2.14(E)) such Lender or Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or the Company, as applicable, shall make such deductions or withholdings, and (iii) the Borrower or the Company, as applicable, shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other

Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrower or the Company made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender’s selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain the affected Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrower’s and the Company’s liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Loans or obligations under the Commitment of such Lender.
     (ii) In addition, each of the Borrower and the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Commitments, or the Loans (hereinafter referred to as “Other Taxes”).
     (iii) The Company and the Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.14(E)) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. If the Taxes or Other Taxes with respect to which the Borrower has made either a direct payment to the taxation or other authority or an indemnification payment hereunder are subsequently refunded to any Lender, such Lender will return to the Borrower, if no Event of Default has occurred and is continuing, an amount equal to the lesser of the indemnification payment or the refunded amount. A certificate as to any additional amount payable to any Lender or the Administrative Agent under this Section 2.14(E) submitted to the Borrower and the Administrative Agent (if a Lender is so submitting) by such Lender or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Administrative Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of such Lender or the Administrative Agent) to establish any tax credit to which such Lender or the Administrative Agent may be entitled.

     (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Company or the Borrower, the Company or the Borrower, as applicable, shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.
     (v) Without prejudice to the survival of any other agreement of the Company and the Borrower hereunder, the agreements and obligations of the Company and the Borrower contained in this Section 2.14(E) shall survive the payment in full of all Obligations and the termination of this Agreement.
     (vi) Each Lender (including any Replacement Lender or Purchaser) that is not created or organized under the laws of the United States of America or a political subdivision thereof (each a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 14.3 hereof (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), either (1) two (2) duly completed copies of either (A) IRS Form W-8BEN, or (B) IRS Form W-8ECI, or in either case an applicable successor form; or (2) in the case of a Non-U.S. Lender that is not legally entitled to deliver the forms listed in clause (vi)(1), (x) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an “Exemption Certificate”) and (y) two (2) duly completed copies of IRS Form W-8BEN or applicable successor form. Each such Lender further agrees to deliver to the Borrower and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in a form satisfactory to the Borrower and the Administrative Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Administrative Agent pursuant to this Section 2.14(E)(vi). Further, each Lender which delivers a form or certificate pursuant to this clause (vi) covenants and agrees to deliver to the Borrower and the Administrative Agent within fifteen (15) days prior to the expiration of such form, for so long as this Agreement is still in effect, another such certificate and/or two (2) accurate and complete original newly-signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder).
          Each Lender shall promptly furnish to the Borrower and the Administrative Agent such additional documents as may be reasonably required by the Borrower or the Administrative Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender. Notwithstanding any other provision of this Section 2.14(E), the Borrower shall not be obligated to gross up any payments to any Lender pursuant to Section 2.14(E)(i), or to indemnify any Lender pursuant to Section

2.14(E)(iii), in respect of United States federal withholding taxes to the extent imposed as a result of (x) the failure of such Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to Section 2.14(E)(vi), (y) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (z) the Lender designating a successor Lending Installation at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrower shall be obligated to gross up any payments to any such Lender pursuant to Section 2.14(E)(i), and to indemnify any such Lender pursuant to Section 2.14(E)(iii), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or exemption certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or the certifications made in such form or forms or Exemption Certificate untrue or inaccurate in any material respect, (ii) the redesignation of the Lender’s Lending Installation was made at the request of the Borrower or (iii) the obligation to gross up payments to any such Lender pursuant to Section 2.14(E)(i), or to indemnify any such Lender pursuant to Section 2.14(E)(iii), is with respect to a Purchaser that becomes a Purchaser as a result of an assignment made at the request of the Borrower.
     (vii) Upon the request, and at the expense of the Borrower, each Lender to which the Borrower is required to pay any additional amount pursuant to this Section 2.14(E), shall reasonably afford the Borrower the opportunity to contest, and shall reasonably cooperate with the Borrower in contesting, the imposition of any Tax giving rise to such payment; provided, that (i) such Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement; and (ii) the Borrower shall reimburse such Lender for its reasonable attorneys’ and accountants’ fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Tax.
               2.15. Notification of Advances, Interest Rates and Prepayments. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Borrowing/Election Notice, and repayment notice received by it hereunder. The Administrative Agent will notify the Borrower and each Lender of the interest rate applicable to each Eurodollar Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

               2.16. Lending Installations. Each Lender will book its Loans at the appropriate Lending Installation listed on the administrative information sheets provided to the Administrative Agent in connection herewith or such other Lending Installation designated by such Lender in accordance with the final sentence of this Section 2.16. All terms of this Agreement shall apply to any such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.
               2.17. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.
               2.18. Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement, until all financing arrangements among the Borrower and the Lenders under the Loan Documents shall have been terminated (collectively, the “Termination Conditions”), all of the rights and remedies under this Agreement and the other Loan Documents shall survive.
               2.19. Replacement of Certain Lenders. In the event a Lender (“Affected Lender”) shall have: (i) failed to fund its Pro Rata Share of any Advance requested by the Borrower, which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from the Borrower under Sections 2.14(E), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurodollar Rate Loans to the Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked Section 11.2; then, in any such case, after engagement of one or more “Replacement Lenders” (as defined below) by the Borrower and/or the Administrative Agent, the Borrower or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 14.3(A) which the

Borrower or the Administrative Agent, as the case may be, shall have engaged for such purpose (“Replacement Lender”), all of such Affected Lender’s rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments and all Loans owing to it) in accordance with Section 14.3. The Administrative Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Administrative Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.14(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under Section 2.14(C) in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this Section 2.19; provided that upon such Affected Lender’s replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14(E), 4.1, 4.2, 4.4, and 11.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 12.8.
               2.20. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from the Company or the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main office in Chicago, Illinois on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of the Company and the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to reimburse such Lender or the Administrative Agent, as the case may be, for any such loss; and if no Default or Unmatured Default shall have occurred and is continuing and the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 14.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Company or the Borrower, as applicable.

ARTICLE III: [RESERVED].
ARTICLE IV: CHANGE IN CIRCUMSTANCES
               4.1. Yield Protection.
          (A) Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,
     (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of any Lender or taxation of a similar basis, which are governed by Section 2.14(E)), or changes the basis of taxation of payments to any Lender in respect of its Commitment, Loans or other amounts due it hereunder, or
     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Loans) with respect to its Commitment or Loans, or
     (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Commitment or Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Commitment or Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Commitment or Loans held or interest received by it by an amount deemed material by such Lender;
and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Commitment or Loans or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by the Company or the Borrower of written demand by such Lender pursuant to Section 4.5, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.
          (B) Non-U.S. Reserve Costs or Fees With Respect to Loans. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans to or its Commitment to the Borrower or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans to or for the benefit of the Borrower or Commitment to the Borrower, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received, provided that the Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender as a result of the calculation of the interest rate applicable to Eurodollar Rate Advances pursuant to clause (i)(b) of the definition of “Eurodollar Rate.”
               4.2. Changes in Capital Adequacy Regulations. If a Lender determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a “Change” (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Commitment, Loans or its obligation to make Loans hereunder, then, within fifteen (15) days after receipt by the Company or the Borrower of written demand by such Lender pursuant to Section 4.5, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Commitment, its Loans or its obligation to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy). “Change” means (i) any change after the date of this Agreement in the “Risk-Based Capital Guidelines” (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the Closing Date, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.
               4.3. Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type or maturity appropriate to match fund Eurodollar Rate Loans are not available or (y) the interest rate applicable to a Eurodollar Rate Loan does not accurately reflect the cost of making or maintaining such an Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i), require any Advances of the affected Type to be repaid or converted into another Type.
               4.4. Funding Indemnification. If any payment of a Eurodollar Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment (whether voluntary or mandatory), or a Eurodollar Rate Loan is not made on the date specified by the Borrower for any reason other than default by the Lenders, or a Eurodollar Rate Loan is not prepaid on the date specified by the Borrower for any reason, the Borrower indemnifies each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Loan.
               4.5. Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loan to reduce any liability of the Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not, in the judgment of the Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Sections 2.14(E), 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be prima facie evidence thereof and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Lender funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such statement. The obligations of the Borrower under Sections 2.14(E), 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.
ARTICLE V: CONDITIONS PRECEDENT
               5.1. Effective Date. This Agreement shall not become effective until the Borrower has furnished to the Administrative Agent each of the following, with sufficient copies (if applicable) for the Lenders, all in form and substance satisfactory to the Administrative Agent and the Lenders:
     (i) Copies of the Certificate of Incorporation or comparable charter documents of the Company and the Borrower as of the Closing Date, together with all amendments and a certificate of good standing, both certified as of a recent date by the appropriate governmental officer in its jurisdiction of incorporation;
     (ii) Copies, certified by the Secretary or Assistant Secretary of the Company and the Borrower of their respective By-Laws or comparable governance documents and of their respective Board of Directors’ resolutions authorizing the execution of the Loan Documents entered into by it;

     (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Company and the Borrower, which shall identify by name and title and bear the signature of the officers authorized to sign the Loan Documents and, of the Borrower to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Company;
     (iv) A certificate, in form and substance satisfactory to the Administrative Agent, signed by an Authorized Officer of the Company and the Borrower, certifying that on the date of this Agreement (a) all the representations in this Agreement are true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date), (b) no Default or Unmatured Default has occurred and is continuing and (c) there exists no injunction or temporary restraining order which would prohibit the making of the Loans or the consummation of the other transactions contemplated by the Loan Documents or any litigation seeking such an injunction or restraining order;
     (v) The written opinions of the Company’s, the Borrower’s and Guarantors’ Assistant General Counsel, and of the Company’s Dutch counsel, addressed to the Administrative Agent and the Lenders, in substantially the forms attached hereto as Exhibit E-1 and Exhibit E-2, respectively;
     (vi) Such other documents as the Administrative Agent or its counsel may have reasonably requested, including, without limitation, all of the documents reflected on the List of Closing Documents attached as Exhibit E-3 to this Agreement; and
     (vii) Evidence reasonably satisfactory to (a) the Administrative Agent that the Company has paid or caused to be paid to the Administrative Agent and JPMSI the fees (including, without limitation, the upfront fees payable to the Lenders) agreed to in the fee letter dated September 20, 2007, among the Administrative Agent, JPMSI and the Company and (b) the Syndication Agent that the Company has paid or caused to be paid to the Syndication Agent and BAS the fees agreed to in the fee letter dated September 20, 2007 among the Syndication Agent, BAS and the Company.
               5.2. Loans. The Lenders shall not be required to make the Loans hereunder, unless:
          (A) No Defaults. There exists no Default or Unmatured Default;
          (B) Representations and Warranties. All of the representations and warranties contained in Article VI are true and correct as of the Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) except for changes in the Schedules to this Agreement reflecting transactions permitted by or not in violation of this Agreement;

          (C) Borrowing Date. The Borrowing Date shall occur by no later than December 31, 2007 and, if the Borrowing Date does not occur by such date, the Commitments and this Agreement shall automatically terminate; and
          (D) the Borrower has furnished to the Administrative Agent each of the following, with sufficient copies (if applicable) for the Lenders, all in form and substance satisfactory to the Administrative Agent and the Lenders:
     (i) Audited financial statements for the Target and its Subsidiaries for the fiscal year ended December 31, 2006;
     (ii) Unaudited interim financial statements for the Target and its Subsidiaries for the portion of the fiscal year ended June 30, 2007;
     (iii) Evidence reasonably satisfactory to the Administrative Agent that the Target Acquisition has been consummated on the terms contained in the Target Acquisition Agreement (unless waived by the Company with the consent of the Administrative Agent) substantially concurrently with the initial funding hereunder;
     (iv) Evidence reasonably satisfactory to the Administrative Agent that all required governmental and third party approvals and consents, if any, related to the Target Acquisition have been obtained and all related filings made and any applicable waiting periods shall have expired or been terminated; and
     (v) Evidence reasonably satisfactory to the Administrative Agent that the Company’s and the relevant seller’s respective general partners, directors or other managers and, if necessary, unitholders or shareholders, shall have approved the Target Acquisition and all regulatory and legal approvals for the Target Acquisition shall have been obtained and any required waiting periods shall have expired or been terminated.
ARTICLE VI: REPRESENTATIONS AND WARRANTIES
               In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower, the Company represents and warrants as follows to each Lender and the Administrative Agent as of the Closing Date, giving effect to the consummation of the transactions contemplated by the Loan Documents on the Closing Date, and thereafter on each date as required by Section 5.1 and 5.2:
               6.1. Organization; Corporate Powers; Dutch Financial Supervision Act. The Company and each of its Subsidiaries (i) is a corporation, limited liability company or partnership that is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted. Furthermore, the Company represents and warrants to the Lenders that it is in compliance with the applicable provisions of the Dutch Financial Supervision Act and any implementing regulation.
               6.2. Authority, Execution and Delivery; Loan Documents.
          (A) Power and Authority. Each of the Loan Parties has the requisite power and authority to execute, deliver and perform each of the Loan Documents which are to be executed by it as required by this Agreement and the other Loan Documents and (ii) to file the Loan Documents which must be filed by it as required by this Agreement, the other Loan Documents or otherwise with any Governmental Authority.
          (B) Execution and Delivery. The execution, delivery, performance and filing, as the case may be, of each of the Loan Documents as required by this Agreement or otherwise and to which any Loan Party is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the applicable Loan Parties, and such approvals have not been rescinded.
          (C) Loan Documents. Each of the Loan Documents to which the Company or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally), is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Loan Documents delivered to the Administrative Agent pursuant to Section 5.1 without the prior written consent of the Administrative Agent, and the Company and its Subsidiaries have, and, to the best of the Company’s and its Subsidiaries’ knowledge, all other parties thereto have, performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties, and no unmatured default, default or breach of any covenant by any such party exists thereunder.
               6.3. No Conflict; Governmental Consents. The execution, delivery and performance of each of the Loan Documents to which each of the Loan Parties is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws of such Loan Party, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of any such Loan Party, or require termination of any Contractual Obligation, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Company or any of its Subsidiaries, other than Liens permitted or created by the Loan Documents, or (iv) require any approval of any Loan Party’s Board of Directors or shareholders except such as have been obtained. The execution, delivery and performance of each of the Loan Documents to which the Company or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.
          6.4. Financial Statements.
          (A) Pro Forma Financials. The combined pro forma balance sheet, income statements and statements of cash flow of the Company and its Subsidiaries, copies of which are attached hereto as Schedule 6.4 to this Agreement, present on a pro forma basis the financial condition of the Company and such Subsidiaries as of such date, and demonstrate that the Company and its Subsidiaries can repay their debts and satisfy their other obligations as and when due, and can comply with the requirements of this Agreement. The projections and assumptions expressed in the pro forma financials referenced in this Section 6.4(A) were prepared in good faith and represent management’s opinion based on the information available to the Company at the time so furnished and, since the preparation thereof and up to the Closing Date, there has occurred no change in the business, financial condition, operations, or prospects of the Company or any of its Subsidiaries, or the Company and its Subsidiaries taken as a whole, which has had or could reasonably be expected to have a Material Adverse Effect.
          (B) Audited Financial Statements. Complete and accurate copies of the audited financial statements and the audit reports related thereto of the Company and its consolidated Subsidiaries as at December 31, 2006 have been delivered to the Administrative Agent and such financial statements were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.
          (C) Interim Financial Statements. Complete and accurate copies of the unaudited financial statements of the Company and its consolidated Subsidiaries as at June 30, 2007 have been delivered to the Administrative Agent and such financial statements were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject to normal year-end audit adjustments.
               6.5. No Material Adverse Change. Since December 31, 2006, there has occurred no change in the business, properties, condition (financial or otherwise), performance, results of operations or prospects of the Company or the Company and its Subsidiaries taken as a whole, or any other event which has had or could reasonably be expected to have a Material Adverse Effect.
               6.6. Taxes.
          (A) Tax Examinations. All deficiencies which have been asserted against the Company or any of the Company’s Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised by any taxing authority in any such examination which, by application of similar principles, could reasonably be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Company’s consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Except as permitted pursuant to Section 7.2(D), neither the Company nor any of the Company’s Subsidiaries anticipates any tax liability with respect to the years which have not been closed pursuant to applicable law.
          (B) Payment of Taxes. All material tax returns and reports of the Company and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles. The Company has no knowledge of any proposed tax assessment against it or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.
               6.7. Litigation; Loss Contingencies and Violations. Other than as identified on Schedule 6.7, there is no action, suit, proceeding, arbitration or, to the Company’s knowledge, investigation before or by any Governmental Authority or private arbitrator pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries or any property of any of them, including, without limitation, any such actions, suits, proceedings, arbitrations and investigations disclosed in the Company’s SEC Forms 10-K and 10-Q (the “Disclosed Litigation”), which (i) challenges the validity or the enforceability of any material provision of the Loan Documents or (ii) has or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Company prepared and delivered pursuant to Section 7.1(A) for the fiscal period during which such material loss contingency was incurred. Neither the Company nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which could reasonably be expected to have a Material Adverse Effect.
               6.8. Subsidiaries. Schedule 6.8 to this Agreement (i) contains a description of the corporate structure of the Company, its Subsidiaries and any other Person in which the Company or any of its Subsidiaries holds an Equity Interest; and (ii) accurately sets forth (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of the Company and the direct and indirect Subsidiaries of the Company are qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of each of the Company’s Foreign Subsidiaries and the owners of such shares (both as of the Closing Date and on a fully-diluted basis), and (C) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of the Company and each of its Subsidiaries in any Person. Except as disclosed on Schedule 6.8, none of the issued and outstanding Capital Stock of the Company’s Foreign Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock.
               6.9. ERISA. No Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Company nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums. As of the last day of the most recent prior plan year, the market value of assets under each Benefit Plan, other than any Multiemployer Plan, was not by a material amount less than the present value of benefit liabilities thereunder (determined in accordance with the actuarial valuation assumptions described therein). Neither the Company nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan of a material amount or (ii) incurred a material complete or partial withdrawal under Section 4203 or Section 4205 of ERISA from a Multiemployer Plan. Neither the Company nor any member of the Controlled Group has failed to make an installment or any other payment of a material amount required under Section 412 of the Code on or before the due date for such installment or other payment. Each Plan, Foreign Employee Benefit Plan and Non-ERISA Commitment complies in all material respects in form, and has been administered in all material respects in accordance with its terms and in accordance with all applicable laws and regulations, including but not limited to ERISA and the Code. There have been no and there is no prohibited transaction described in Sections 406 of ERISA or 4975 of the Code with respect to any Plan for which a statutory or administrative exemption does not exist which could reasonably be expected to subject the Company or any of is Subsidiaries to material liability. Neither the Company nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject the Company or any of its Subsidiaries to material liability. Neither the Company nor any member of the Controlled Group is subject to any material liability under, or has any potential material liability under, Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA. The present value of the aggregate liabilities to provide all of the accrued benefits under any Foreign Pension Plan do not exceed the current fair market value of the assets held in trust or other funding vehicle for such plan by a material amount. With respect to any Foreign Employee Benefit Plan other than a Foreign Pension Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such plan is maintained. Except as set forth on Schedule 6.9, neither the Company nor any other member of the Controlled Group has taken or failed to take any action, nor has any event occurred, with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) which action, inaction or event could reasonably be expected to subject the Company or any of its Subsidiaries to material liability. For purposes of this Section 6.9, “material” means any amount, noncompliance or other basis for liability which could reasonably be expected to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate with each other basis for liability under this Section 6.9, in excess of $2,000,000.

               6.10. Accuracy of Information. The information, exhibits and reports furnished by or on behalf of the Company and any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Company and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Administrative Agent and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.
               6.11. Securities Activities. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock constitutes less than 25% of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.
               6.12. Material Agreements. Neither the Company nor any of its Subsidiaries is a party to any Contractual Obligation or subject to any charter or other corporate restriction which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.
               6.13. Compliance with Laws. The Company and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
               6.14. Assets and Properties. The Company and each of its Subsidiaries has good and marketable title to all of its material assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its material leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 7.3(C). Substantially all of the assets and properties owned by, leased to or used by the Company and/or each such Subsidiary of the Company are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this Agreement nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Company or such Subsidiary in and to any of such assets in a manner that could reasonably be expected to have a Material Adverse Effect.
               6.15. Statutory Indebtedness Restrictions. Neither the Company nor any of its Subsidiaries is subject to regulation under the Federal Power Act, the Investment Company Act of 1940, or any other foreign, federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.
               6.16. Insurance. The insurance policies and programs in effect with respect to the respective properties, assets, liabilities and business of the Company and its Subsidiaries reflect coverage that is reasonably consistent with prudent industry practice.
               6.17. Environmental Matters.
          (A) Environmental Representations. Except as disclosed on Schedule 6.17 to this Agreement:
     (i) the operations of the Company and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;
     (ii) the Company and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;
     (iii) neither the Company, any of its Subsidiaries nor any of their respective present property or operations, or, to the Company’s or any of its Subsidiaries’ knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Company or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;
     (iv) there is not now, nor to the Company’s or any of its Subsidiaries’ knowledge has there ever been, on or in the property of the Company or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material; and
     (v) neither the Company nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.
          (B) Materiality. For purposes of this Section 6.17 “material” means any noncompliance or basis for liability which could reasonably be likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000.
               6.18. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders that:

          (A) Organization and Corporate Powers. The Borrower (i) is a company duly formed and validly existing and in good standing under the laws of the state or country of its organization (such jurisdiction being hereinafter referred to as the “Home Country”) and (ii) has the requisite power and authority to own its property and assets and to carry on its business substantially as now conducted except where the failure to have such requisite authority would not reasonably be expected to have a Material Adverse Effect.
          (B) Binding Effect. Each Loan Document executed by the Borrower is the legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.
          (C) No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by the Borrower with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower’s or any of its Subsidiaries’ memoranda or articles of association or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of the Borrower or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement in any such case which violation, conflict, default, creation or imposition would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, except for such as have been obtained or made.
          (D) Filing. To ensure the enforceability or admissibility in evidence of this Agreement and each Loan Document to which the Borrower is a party in its Home Country, it is not necessary that this Agreement or any other Loan Document to which the Borrower is a party or any other document be filed or recorded with any court or other authority in its Home Country or that any stamp or similar tax be paid to or in respect of this Agreement or any other Loan Document of the Borrower. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of the Borrower’s Home Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Loan Documents to which the Borrower is a party or the enforcement of any such right, privilege, or remedy against Borrower. The performance by any Lender or the Administrative Agent of any action required or permitted under the Loan Documents will not (i) violate any law or regulation of the Borrower’s Home Country or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of the Borrower’s Home Country or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Lender or the Administrative Agent, the Borrower hereby agrees to indemnify such Lender or the Administrative Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Administrative Agent and, to the extent the Borrower makes such indemnification, the incurrence of such liability by the Administrative Agent or any Lender will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which the Borrower’s Home Country is a member.
          (E) No Immunity. Neither the Borrower nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. The Borrower’s execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.
               6.19. Benefits. Each of the Company and its Subsidiaries will benefit from the financing arrangement established by this Agreement. The Administrative Agent and the Lenders have stated and the Company acknowledges that, but for the agreement by each of the Guarantors to execute and deliver the Guaranty, the Administrative Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.
               6.20. Solvency. After giving effect to (i) the Loans to be made on the Closing Date, (ii) the other transactions contemplated by this Agreement and the other Loan Documents (including, without limitation, the Target Acquisition) and (iii) the payment and accrual of all transaction costs with respect to the foregoing, the Company and its Subsidiaries taken as a whole are Solvent.
ARTICLE VII: COVENANTS
               The Company covenants and agrees that until all of the Termination Conditions have been satisfied, unless the Required Lenders shall otherwise give prior written consent:
               7.1. Reporting. The Company shall:
          (A) Financial Reporting. Furnish to the Administrative Agent (for delivery to each of the Lenders):
     (i) Quarterly Reports. As soon as practicable and in any event within forty-five (45) days after the end of each of (a) the first three quarterly periods of each of its fiscal years, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by a Financial Officer of the Company on behalf of the Company and its Subsidiaries as fairly presenting the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year-end audit adjustments and the absence of footnotes and (b) each quarterly period of its fiscal year, a report relating to the asbestos litigation described in Schedule 6.17, and any other Product Liability Events, for such quarter, such report being in form and substance satisfactory to the Administrative Agent and in any event describing (1) any final judgments or orders (whether monetary or non-monetary) entered against the Company or any Subsidiary and (2) any settlements for the payment of money entered into by the Company or any Subsidiary.
     (ii) Annual Reports. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (a) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year along with consolidating schedules in form and substance sufficient to calculate the financial covenants set forth in Section 7.4 and (b) an audit report on the consolidated financial statements (but not the consolidating financial statements or schedules) listed in clause (a) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this clause (ii) shall be accompanied by (x) any management letter prepared by the above-referenced accountants, and (y) a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.
     (iii) Officer’s Certificate. Together with each delivery of any financial statement (a) pursuant to clauses (i) or (ii) of this Section 7.1(A), an Officer’s Certificate of the Company, substantially in the form of Exhibit F attached hereto and made a part hereof, stating that as of the date of such Officer’s Certificate no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (b) pursuant to clauses (i) and (ii) of this Section 7.1(A), a compliance certificate, substantially in the form of Exhibit G attached hereto and made a part hereof, signed by an Authorized Officer, which demonstrates compliance with the tests contained in Section 7.3 and Section 7.4, and which calculates the Leverage Ratio for purposes of determining the then Applicable Floating Rate Margin, Applicable Eurodollar Margin and Applicable Ticking Fee Percentage.

     (iv) Budgets; Business Plans; Financial Projections. As soon as practicable and in any event not later than one hundred twenty (120) days after the beginning of each fiscal year commencing with the fiscal year beginning January 1, 2008, a copy of the plan and forecast (including a projected balance sheet, income statement and a statement of cash flow) of the Company and its Subsidiaries for the upcoming three (3) fiscal years prepared in such detail as shall be reasonably satisfactory to the Administrative Agent.
          (B) Notice of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer, controller, chief legal officer or general counsel of the Company obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Administrative Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(E), or (iii) that any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect has occurred, the Company shall deliver to the Administrative Agent and the Lenders an Officer’s Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Company has taken, is taking and proposes to take with respect thereto.
          (C) Lawsuits.
     (i) Promptly upon the Company obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration, by or before any Governmental Authority, against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed pursuant to Section 6.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Company’s reasonable judgment, the Company and/or any of its Subsidiaries to liability in an amount aggregating $20,000,000 or more, give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and
     (ii) Promptly upon the Company or any of its Subsidiaries obtaining knowledge of any material adverse developments with respect to any of the Disclosed Litigation, which Disclosed Litigation exposes, in the Company’s reasonable judgment, the Company and/or any of its Subsidiaries to liability in an amount aggregating $5,000,000 or more, give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and
     (iii) In addition to the requirements set forth in clauses (i) and (ii) of this Section 7.1(C), upon request of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any Disclosed Litigation or any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it that would not jeopardize any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.
          (D) ERISA Notices. Deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Company’s expense, the following information and notices as soon as reasonably possible, and in any event:
     (i) (a) within ten (10) Business Days after the Company obtains knowledge that a Termination Event has occurred, a written statement of a Financial Officer of the Company describing such Termination Event and the action, if any, which the Company has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Company or any of its Subsidiaries to liability in excess of $5,000,000, a written statement of a Financial Officer or designee of the Company describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;
     (ii) within ten (10) Business Days after the filing of any funding waiver request with the IRS, a copy of such funding waiver request and thereafter all communications received by the Company or a member of the Controlled Group with respect to such request within ten (10) Business Days such communication is received; and
     (iii) within ten (10) Business Days after the Company or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, a notice describing such matter.
For purposes of this Section 7.1(D), the Company, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the administrator of any Plan of which the Company or any member of the Controlled Group or such Subsidiary is the plan sponsor.

          (E) Other Indebtedness. Deliver to the Administrative Agent (i) a copy of each regular report, notice or communication regarding potential or actual defaults or amortization events (including any accompanying officer’s certificate) delivered by or on behalf of the Company to the holders of Material Indebtedness pursuant to the terms of the agreements governing such Material Indebtedness, such delivery to be made at the same time and by the same means as such notice of default is delivered to such holders, and (ii) a copy of each notice or other communication received by the Company from the holders of Material Indebtedness regarding potential or actual defaults pursuant to the terms of such Material Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Company or any of its Subsidiaries.
          (F) Other Reports. Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of (i) all financial statements, reports and notices, if any, sent or made available generally by the Company to their securities holders or filed with the Commission by the Company, (ii) all press releases made available generally by the Company or any of the Company’s Subsidiaries to the public concerning material developments in the business of the Company or any such Subsidiary and (iii) all notifications received from the Commission by the Company or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder.
          (G) Environmental Notices. As soon as possible and in any event within ten (10) days after receipt by the Company, deliver to the Administrative Agent and the Lenders a copy of (i) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Company or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Company and its Subsidiaries to liability individually or in the aggregate in excess of $5,000,000.
          (H) Other Information. Promptly upon receiving a request therefor from the Administrative Agent, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Company, any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent.
               7.2. Affirmative Covenants.
          (A) Existence, Etc. The Company shall and, except as permitted pursuant to Section 7.3(H), shall cause each of its Subsidiaries to, at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.
          (B) Corporate Powers; Conduct of Business. The Company shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.
          (C) Compliance with Laws, Etc. The Company shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing unless failure to comply or obtain such permits could not reasonably be expected to have a Material Adverse Effect. Furthermore, the Company shall at all times remain in compliance with the applicable provisions of the Dutch Financial Supervision Act and any implementing regulation.
          (D) Payment of Taxes and Claims; Tax Consolidation. The Company shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 7.3(C)) upon any of the Company’s or such Subsidiary’s property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.
          (E) Insurance. The Company shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, insurance policies and programs, with such deductibles or self-insurance amounts as reflect coverage that is reasonably consistent with prudent industry practice as determined by the Company.
          (F) Inspection of Property; Books and Records; Discussions. The Company shall permit and cause each of its Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or any Lender to visit and inspect any of the properties of the Company or any of its Subsidiaries, to examine their respective financial and accounting records and other material data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested (provided that an officer of the Company or any of its Subsidiaries may, if it so desires, be present at and participate in any such discussion). The Company shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Company, upon the Administrative Agent’s request, shall turn over copies of any such records to the Administrative Agent or its representatives.
          (G) ERISA Compliance. The Company shall, and shall cause each of its Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA and shall operate all Plans to comply in all material respects with the applicable provisions of the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except for any noncompliance which, individually or in the aggregate, could not reasonably be expected to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $20,000,000.
          (H) Maintenance of Property. The Company shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7.2(H) shall prevent the Company or any of its Subsidiaries from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Administrative Agent or the Lenders.
          (I) Environmental Compliance. The Company and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $20,000,000.
          (J) Use of Proceeds. The Borrower shall use the proceeds of the Loans to provide funds for financing the acquisition of ABB Holdings Inc. and its subsidiaries (and not ABB Holdings B.V. or any of its subsidiaries) which are being acquired pursuant to the Target Acquisition Agreement and costs and expenses in connection therewith. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any Margin Stock in violation of any applicable legal and regulatory requirements including, without limitation, Regulations T, U, and X, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations promulgated thereunder.
          (K) Subsidiary Guarantors.
     (i) New Subsidiaries. The Company shall cause each New Subsidiary that is, at any time, a Material Subsidiary (other than any Excluded Foreign Subsidiary) and each other Subsidiary as is necessary to remain in compliance with the terms of Section 7.3(Q), to deliver to the Administrative Agent an executed supplement to the Subsidiary Guaranty in the form of the supplement attached thereto (a “Supplement”) to become a Subsidiary Guarantor, if requested by the Administrative Agent, and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent, such Supplement and other documentation to be delivered to the Administrative Agent as promptly as possible upon the creation, acquisition of or capitalization thereof or if otherwise necessary to remain in compliance with Section 7.3(Q), but in any event within thirty (30) days of such creation, acquisition or capitalization.
     (ii) Additional Material Subsidiaries. If any consolidated Subsidiary of the Company (other than a New Subsidiary to the extent addressed in Section 7.2(K)(i)) becomes a Material Subsidiary (other than an Excluded Foreign Subsidiary), the Company shall cause any such Material Subsidiary to deliver to the Administrative Agent an executed Supplement to become a Subsidiary Guarantor and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, such Supplement and other documentation to be delivered to the Administrative Agent as promptly as possible but in any event within thirty (30) days following the date on which such consolidated Subsidiary became a Material Subsidiary.
     (iii) Other Required Guarantors. If at any time any Subsidiary of the Company which is not a Subsidiary Guarantor guaranties any Indebtedness of the Company (including, without limitation, Indebtedness incurred pursuant to the Credit Agreement and all replacements, substitutions, extensions or renewals thereof) other than the Indebtedness hereunder, the Company shall cause such Subsidiary to deliver to the Administrative Agent an executed Supplement to become a Subsidiary Guarantor and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, such Supplement and other documentation to be delivered to the Administrative Agent concurrently with the delivery of the guaranty of such other Indebtedness.
     (iv) Additional Excluded Foreign Subsidiaries. In the event any Subsidiary otherwise required to become a Guarantor under paragraphs (ii) or (iii) above would cause the Company adverse tax consequences if it were to become a Guarantor or is restricted from becoming a Guarantor as a result of domestic laws or otherwise, the Administrative Agent may, in its discretion, permit such Subsidiary to be treated as an Excluded Foreign Subsidiary, and, accordingly, such Subsidiary would not be required to become a Guarantor.
          (L) Foreign Employee Benefit Compliance. The Company shall, and shall cause each of its Subsidiaries and each member of its Controlled Group to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not be reasonably likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $20,000,000.
               7.3. Negative Covenants.
          (A) Subsidiary Indebtedness. The Company shall not permit any of its Subsidiaries directly or indirectly to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
     (i) Indebtedness of the Subsidiaries under the Subsidiary Guaranty;
     (ii) Indebtedness in respect of guaranties executed by any Guarantor with respect to any Indebtedness of the Company, provided such Indebtedness is not incurred by the Company in violation of this Agreement;
     (iii) Indebtedness in respect of obligations secured by Customary Permitted Liens;
     (iv) Indebtedness constituting Contingent Obligations permitted by Section 7.3(E);
     (v) Unsecured Indebtedness arising from loans from (a) any Subsidiary to any wholly-owned Subsidiary, (b) the Company to any wholly-owned Subsidiary, (c) Lealand Finance Company B.V. to any Subsidiary (other than any Subsidiary Guarantor) in an aggregate outstanding principal amount not to exceed $50,000,000 at any time and (d) any one or more Subsidiary Guarantors to Horton CBI, Limited in an aggregate outstanding principal amount not to exceed $100,000,000; provided, that if any of the Company, the Borrower or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness may only be due either the Company, the Borrower or Subsidiary Guarantor and shall be expressly subordinate to the payment in full in cash of the Obligations on terms satisfactory to the Administrative Agent;
     (vi) Indebtedness in respect of Hedging Obligations which are not prohibited under Section 7.3(O);
     (vii) Indebtedness (a) with respect to surety, appeal and performance bonds and Performance Letters of Credit obtained by any of the Company’s Subsidiaries in the ordinary course of business, and (b) incurred or maintained by any of the Company’s Subsidiaries under the Letter of Credit Agreement;
     (viii) Indebtedness (a) evidenced by letters of credit, bank guarantees or other similar instruments in an aggregate face amount not to exceed at any time $60,000,000 issued in the ordinary course of business to secure obligations of the Company and its Subsidiaries under workers’ compensation and other social security programs, and Contingent Obligations with respect to any such permitted letters of credit, bank guarantees or other similar instruments, and (b) constituting payment or other obligations to Praxair or its Affiliates in respect of employee benefits under the

Employee Benefits Disaffiliation Agreement dated January 1, 1997, between Chicago Bridge & Iron Company and Praxair, as amended from time to time;
     (ix) Indebtedness under the Credit Agreement and the other “Loan Documents” (as defined in the Credit Agreement); and
     (x) (a) Permitted Existing Indebtedness and (b) other Indebtedness, in addition to that referred to elsewhere in this Section 7.3(A), incurred by the Company’s Subsidiaries, provided that no Default or Unmatured Default shall have occurred and be continuing at the date of such incurrence or would result therefrom, and provided further that the aggregate outstanding amount of all Indebtedness incurred by the Company’s Subsidiaries under this clause (x)(b) shall not at any time exceed $20,000,000.
          (B) Sales of Assets. Neither the Company nor any of its Subsidiaries shall consummate any Asset Sale, except:
     (i) sales of inventory in the ordinary course of business;
     (ii) the disposition in the ordinary course of business of equipment that is obsolete, excess or no longer used or useful in the Company’s or its Subsidiaries’ businesses;
     (iii) transfers of assets between the Company and any wholly-owned Subsidiary of the Company, or between wholly-owned Subsidiaries of the Company not otherwise prohibited by this Agreement;
     (iv) the Permitted Sale and Leaseback Transactions;
     (v) the sale or other disposition of (a) all of the assets comprising the UltraPure System business operations of the Company and (b) those certain assets acquired from Pitt-Des Moines Inc. and identified in a ruling dated as of July 12, 2003 by the Federal Trade Commission requiring the divestiture of such assets so long as the aggregate book value of such assets described in this clause (b) does not exceed $15,000,000 and the sale of such assets is on terms ordered by the Federal Trade Commission or otherwise reasonably acceptable to the Administrative Agent; and
     (vi) other leases, sales or other dispositions of assets if such transaction (a) is for consideration consisting at least eighty percent (80%) of cash, (b) is for not less than fair market value (as determined in good faith by the Company’s board of directors), and (c) involves assets that, together with all other assets of the Company and its Subsidiaries previously leased, sold or disposed of (other than pursuant to clauses (i) through (v) above) as permitted by this Section (x) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the assets of the Company and its Subsidiaries and (y) since the Credit Agreement Closing Date do not exceed

$40,000,000, in each case when combined with all such other transactions during such period (each such transaction being valued at book value).
          (C) Liens. Neither the Company nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:
     (i) Liens, if any, created by the Loan Documents or otherwise securing the Obligations;
     (ii) Customary Permitted Liens;
     (iii) Liens arising pursuant to the Credit Agreement and the other “Loan Documents” (as defined in the Credit Agreement); and
     (iv) other Liens, including Permitted Existing Liens, (a) securing Indebtedness of the Company or the Borrower (other than Indebtedness of the Company or the Borrower owed to any Subsidiary) and/or (b) securing Indebtedness of the Company’s Subsidiaries as permitted pursuant to Section 7.3(A) and in an aggregate outstanding amount not to exceed ten percent (10%) of consolidated assets of the Company and its Subsidiaries at any time.
In addition, neither the Company nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent as collateral for the Obligations; provided that any agreement, note, indenture or other instrument in connection with purchase money Indebtedness (including Capitalized Leases) incurred in compliance with the terms of this Agreement may prohibit the creation of a Lien in favor of the Administrative Agent and the Lenders on the items of property obtained with the proceeds of such Indebtedness.
          (D) Investments. Except to the extent permitted pursuant to Section 7.3(F), neither the Company nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:
     (i) Investments in cash and Cash Equivalents;
     (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;
     (iii) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
     (iv) Investments consisting of deposit accounts maintained by the Company and its Subsidiaries;

     (v) Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by Section 7.3(B);
     (vi) Investments in any consolidated Subsidiaries;
     (vii) Investments in joint ventures (other than Subsidiaries) and nonconsolidated Subsidiaries in an aggregate amount not to exceed $150,000,000;
     (viii) Investments constituting Permitted Acquisitions;
     (ix) Investments constituting Indebtedness permitted by Section 7.3(A) or Contingent Obligations permitted by Section 7.3(E);
     (x) Investments in addition to those referred to elsewhere in this Section 7.3(D) in an aggregate amount not to exceed $20,000,000.
          (E) Contingent Obligations. None of the Company’s Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations; (iii) Contingent Obligations (x) incurred by any Subsidiary of the Company to support the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) of any other Subsidiary of the Company or, solely to the extent of its relative ownership interest therein, any Person (other than a wholly-owned Subsidiary of the Company) in which such Subsidiary has a joint interest or other ownership interest, in each case in the ordinary course of business, and, in the case of joint ventures or other ownership interests, the Contingent Obligation in respect thereof is in an aggregate amount not to exceed $30,000,000, (y) incurred by any Subsidiary of the Company under the Credit Agreement or the Letter of Credit Agreement, and (z) with respect to surety, appeal and performance bonds obtained by the Company or any Subsidiary (provided that the Indebtedness with respect thereto is permitted pursuant to Section 7.3(A)) or, solely to the extent of its relative ownership interest therein, any Person (other than a wholly-owned Subsidiary of the Company) in which such Subsidiary has a joint interest or other ownership interest, in each case in the ordinary course of business and, in the case of joint ventures or other ownership interests, the Contingent Obligation in respect thereof is in an aggregate amount not to exceed $30,000,000; and (iv) Contingent Obligations of the Subsidiary Guarantors under the Subsidiary Guaranty.
          (F) Conduct of Business; Subsidiaries; Permitted Acquisitions. Neither the Company nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the Company and its Subsidiaries on the Closing Date and any business or activities which are substantially similar, related or incidental thereto or logical extensions thereof. The Company shall not create, acquire or capitalize any Subsidiary after the Closing Date unless (i) no Default or Unmatured Default shall have occurred and be continuing or would result therefrom; (ii) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation or warranty shall be true and correct as of such date); and (iii) after such creation, acquisition or capitalization the Company and such Subsidiary shall be in compliance with the terms of Sections 7.2(K) and 7.3(R). Neither the Company nor its Subsidiaries shall make any Acquisitions, other than (i) the acquisition of the Target and the Lummus Global business of ABB Holdings B.V. pursuant to the terms of the Target Acquisition Agreement and (ii) Acquisitions meeting the following requirements or otherwise approved by the Required Lenders each such Acquisition constituting a “Permitted Acquisition”):
     (a) as of the date of consummation of such Acquisition (before and after taking into account such Acquisition), all representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) and no event shall have occurred and then be continuing which constitutes a Default or Unmatured Default under this Agreement;
     (b) prior to the consummation of any such Permitted Acquisition, the Company shall provide written notification to the Administrative Agent of all pro forma adjustments to EBITDA to be made in connection with such Acquisition;
     (c) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis and approved by the target company’s board of directors (and shareholders, if necessary) prior to the consummation of the Acquisition;
     (d) the businesses being acquired shall be substantially similar, related or incidental to the businesses or activities engaged in by the Company and its Subsidiaries on the Closing Date;
     (e) prior to such Acquisition and the incurrence of any Indebtedness permitted by Section 7.3(A) in connection therewith, the Company shall deliver to the Administrative Agent and the Lenders a certificate from one of the Authorized Officers, demonstrating, on a pro forma basis using unadjusted historical audited or reviewed unaudited financial statements obtained from the seller(s) in respect of each such Acquisition as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Company’s most recently completed fiscal quarter, the Company would have been in compliance with the financial covenants in Section 7.4 and not otherwise in Default; and
     (f) without the prior written consent of the Required Lenders, (i) the purchase price for the Acquisition (including, without limitation or duplication, cash, Capital Stock, Restricted Payments and Indebtedness assumed) shall not exceed 10% of Consolidated Net Worth as of the Company’s most recently ended fiscal year prior to such Acquisition and (ii) the aggregate of the purchase price for all Acquisitions (including, without limitation or duplication, cash, Capital Stock, Restricted Payments and Indebtedness assumed) otherwise permitted hereunder shall not exceed $200,000,000 during the period beginning on the Credit Agreement Closing Date and ending on the Termination Date.
          (G) Transactions with Shareholders and Affiliates. Other than (i) Investments permitted by Section 7.3(D), neither the Company nor any of its Subsidiaries shall directly or indirectly (a) enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or make loans or advances to any holder or holders of any of the Equity Interests of the Company, or with any Affiliate of the Company which is not its Subsidiary of the Company, on terms that are less favorable to the Company or any of its Subsidiaries, as applicable, than those that could reasonably be obtained in an arm’s length transaction at the time from Persons who are not such a holder or Affiliate.
          (H) Restriction on Fundamental Changes. Neither the Company nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Company’s consolidated business or property (each such transaction a “Fundamental Change”), whether now or hereafter acquired, except (i) Fundamental Changes permitted under Sections 7.3(B), 7.3(D) or 7.3(G), (ii) a Subsidiary of the Company may be merged into or consolidated with the Company (in which case the Company shall be the surviving corporation) or any wholly-owned Subsidiary of the Company provided the Company owns, directly or indirectly, a percentage of the equity of the merged entity not less than the percentage it owned of the Subsidiary prior to such Fundamental Change and if the predecessor Subsidiary was a Guarantor, the surviving Subsidiary shall be a Guarantor hereunder, and (iii) any liquidation of any Subsidiary of the Company, into the Company or another Subsidiary of the Company, as applicable.
          (I) Sales and Leasebacks. Neither the Company nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any Sale and Leaseback Transaction (other than the Permitted Sale and Leaseback Transactions), unless the sale involved is not prohibited under Section 7.3(B), the lease involved is not prohibited under Section 7.3(A) and any related Investment is not prohibited under Section 7.3(D).
          (J) Margin Regulations. Neither the Company nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock in violation of any applicable legal and regulatory requirements including, without limitation, Regulations T, U and X, the Securities Act of 1933, and the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

          (K) ERISA. The Company shall not
     (i) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;
     (ii) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in liability of the Company or any Controlled Group member under Title IV of ERISA;
     (iii) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or
     (iv) permit any unfunded liabilities with respect to any Foreign Pension Plan;
except those contained in Schedule 6.9 and where such transactions, events, circumstances, or failures are not, individually or in the aggregate, reasonably expected to result in liability individually or in the aggregate in excess of $20,000,000.
          (L) Corporate Documents. Neither the Company nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents as in effect on the Closing Date in any manner adverse to the interests of the Lenders, without the prior written consent of the Required Lenders.
          (M) Fiscal Year. Neither the Company nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on the last day of December of each year.
          (N) Subsidiary Covenants. Except as set forth on Schedule 7.3(N), the Company will not, and will not permit any Subsidiary to, create or otherwise cause to become effective or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock or redemption of its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Company or any other Subsidiary, make loans or advances or other Investments in the Company or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Company or any other Subsidiary, or merge, consolidate with or liquidate into the Company or any other Subsidiary.
          (O) Hedging Obligations. The Company shall not and shall not permit any of its Subsidiaries to enter into any Hedging Arrangements evidencing Hedging Obligations, other than Hedging Arrangements entered into by the Company or its Subsidiaries pursuant to which the Company or such Subsidiary has hedged its reasonably estimated interest rate, foreign currency or commodity exposure, and which are non-speculative in nature.
          (P) Issuance of Disqualified Stock. From and after the Closing Date, neither the Company, nor any of its Subsidiaries shall issue any Disqualified Stock. All issued and outstanding Disqualified Stock shall be treated as Indebtedness for all purposes of this Agreement, and the amount of such deemed Indebtedness shall be the aggregate amount of the liquidation preference of such Disqualified Stock.
          (Q) Non-Guarantor Subsidiaries. The Company will not at any time permit the sum of the aggregate assets of all of the Company’s Subsidiaries which are not Subsidiary Guarantors (the non-guarantor Subsidiaries being referred to collectively as the “Non-Obligor Subsidiaries”) to exceed twenty percent (20%) of the Company’s and its Subsidiaries consolidated assets.
          (R) Intercompany Indebtedness. The Company shall not create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness arising from loans from any Subsidiary to the Company unless (a) such Indebtedness is unsecured and (ii) such Indebtedness shall be expressly subordinate to the payment in full in cash of the Obligations on terms satisfactory to the Administrative Agent.
          (S) Restricted Payments. The Company shall not, nor shall it permit any Subsidiary to, declare, make or pay any Restricted Payments (other than permitted Restricted Payments listed on Schedule 7.3(S)) in excess of $100,000,000 in the aggregate during any period of twelve (12) consecutive months.
               7.4. Financial Covenants. The Company shall comply with the following:
          (A) Maximum Leverage Ratio. As of the last day of each fiscal quarter, the Company shall not permit the ratio (the “Leverage Ratio”) of (i) all Adjusted Indebtedness of the Company and its Subsidiaries to (ii) EBITDA to be greater than 2.50 to 1.00 for the four-quarter period ending on such date.
          The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (a) for Adjusted Indebtedness, Adjusted Indebtedness as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisition, broken down by fiscal quarter in the Company’s reasonable judgment and satisfactory to the Administrative Agent and as reported to the Administrative Agent pursuant to the provisions of Section 7.3(F)(b).
          (B) Minimum Fixed Charge Coverage Ratio. The Company and its consolidated Subsidiaries shall maintain a ratio (“Fixed Charge Coverage Ratio”), without duplication, of Consolidated Net Income Available for Fixed Charges to Consolidated Fixed Charges for the period of four fiscal quarters ending on the last day of each fiscal quarter, of at least 1.75 to 1.00 as of the end of such fiscal quarter for the period commencing with the fiscal quarter ending on December 31, 2007 through the Termination Date.

          If, during the period for which Consolidated Net Income Available for Fixed Charges and Consolidated Fixed Charges are being calculated, the Company or any Subsidiary has acquired any Person (or the assets thereof) resulting in such Person becoming or otherwise resulting in a Subsidiary, compliance with this Section 7.4(B) shall be determined by calculating Consolidated Net Income Available for Fixed Charges and Consolidated Fixed Charges on a pro forma basis as if such Subsidiary had become such a Subsidiary on the first day of such period and any Indebtedness incurred in connection therewith was incurred on such date.
          (C) Minimum Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time to be less than the sum of (a) $473,954,000, plus (b) fifty percent (50%) of the sum of Consolidated Net Income (if positive) earned in each fiscal quarter, commencing with the fiscal quarter ending on September 30, 2007, plus (c) 75% of the amount, if any, by which stockholders’ equity of the Company is, in accordance with Agreement Accounting Principles, adjusted from time to time as a result of the issuance of any Equity Interests after September 30, 2007 minus the Executive Equity Repurchase Payment.
ARTICLE VIII: DEFAULTS
               8.1. Defaults. Each of the following occurrences shall constitute a Default under this Agreement:
          (A) Failure to Make Payments When Due. The Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loan or (ii) shall fail to pay within five (5) days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.
          (B) Breach of Certain Covenants. The Company or the Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Company or the Borrower under Sections 7.1(A), 7.2(A), 7.2(F), 7.2(K), 7.3 or 7.4.
          (C) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Company or the Borrower to the Administrative Agent or any Lender herein or by the Company or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate or information at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).
          (D) Other Defaults. The Company or the Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (A) or (B) or (C) of this Section 8.1), or the Company or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the occurrence thereof.

          (E) Default as to Other Indebtedness. The Company or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure or other Default under this clause (E) exists has an aggregate outstanding principal amount equal to or in excess of Twenty Million and 00/100 Dollars ($20,000,000) (such Indebtedness being “Material Indebtedness”); or any breach, default or event of default (including any termination event, amortization event, liquidation event or event of like import arising under any agreement or instrument giving rise to any Off-Balance Sheet Liabilities) shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Material Indebtedness, beyond any period of grace, if any, provided with respect thereto, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Company offer to purchase such Indebtedness or other required repurchase or early amortization of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption, early amortization or repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed, amortized or otherwise repurchased by the Company or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.
          (F) Involuntary Bankruptcy; Appointment of Receiver, Etc.
     (i) An involuntary case shall be commenced against the Company or any of the Company’s Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within forty-five (45) days after commencement of the case or such proceeding can no longer be dismissed (kracht van gewijsde); or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of the Company’s Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.
     (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of the Company’s Subsidiaries or over all or a substantial part of the property of the Company or any of the Company’s Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company or any of the Company’s Subsidiaries or of all or a substantial part of the property of the Company or any of the Company’s Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of the Company’s Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within forty-five (45) days after entry, appointment or issuance.

          (G) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Company or any of the Company’s Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.
          (H) Judgments and Attachments. Any money judgment(s), writ or warrant of attachment, or similar process against the Company or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of Twenty Million and 00/100 Dollars ($20,000,000) (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage) is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.
          (I) Dissolution. Any order, judgment or decree shall be entered against the Company or any Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of forty-five (45) days; or the Company or any Subsidiary shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.
          (J) Loan Documents. At any time, for any reason, any Loan Document as a whole that materially affects the ability of the Administrative Agent, or any of the Lenders to enforce the Obligations ceases to be in full force and effect or the Company or any of the Company’s Subsidiaries party thereto seeks to repudiate its obligations thereunder.
          (K) Termination Event. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject the Company or the Borrower to liability in excess of $20,000,000.
          (L) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Company or any Controlled Group member to liability in excess of $20,000,000.
          (M) Change of Control. A Change of Control shall occur.
          (N) Environmental Matters. The Company or any of its Subsidiaries shall be the subject of any proceeding or investigation (other than in connection with a Product Liability Event) pertaining to (i) the Release by the Company or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of the Company or any of its

Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law which by the Company or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject the Company or the Borrower to liability individually or in the aggregate in excess of $20,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage).
          (O) Guarantor Revocation. Any Guarantor of the Obligations shall terminate or revoke any of its obligations under the applicable Guaranty or breach any of the material terms of such Guaranty.
A Default shall be deemed “continuing” until cured or until waived in writing in accordance with Section 9.2.
ARTICLE IX: ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
               9.1. Termination of Commitments; Acceleration. If any Default described in Section 8.1(F) or 8.1(G) occurs with respect to the Company, the Borrower or any Subsidiary Guarantor, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election, action, presentment, demand, protest or notice of any kind on the part of the Administrative Agent or any Lender, all of which the Company and the Borrower expressly waive. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Company and the Borrower expressly waive.
               9.2. Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders), the Company and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders, the Company or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:
     (i) Postpone or extend the Termination Date, the Borrowing Date or any other date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (except with respect to (a) any modifications of the provisions relating to amounts, timing or application of optional prepayments of Loans and other Obligations, which modification shall require only the approval of the Required Lenders and (b) a waiver of the application of the default rate of interest pursuant to Section 2.10 hereof which waiver shall require only the approval of the Required Lenders).
     (ii) Reduce the principal amount of any Loans, or reduce the rate or extend the time of payment of interest or fees thereon (other than a waiver of the application of the default rate of interest pursuant to Section 2.10 hereof).

     (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of “Required Lenders” or “Pro Rata Share”.
     (iv) Increase the amount of the Commitment of any Lender hereunder, increase any Lender’s Pro Rata Share or modify the obligation of any Lender to make a disbursement in its Pro Rata Share thereof, in each case without the consent of such Lender.
     (v) Permit the Borrower or the Company, other than pursuant to a transaction permitted under the terms of this Agreement to assign its rights under this Agreement.
     (vi) Other than pursuant to a transaction permitted by the terms of this Agreement, release any Guarantor from its obligations under the Guaranty.
     (vii) Amend Section 7.2(K), Section 13.2, Section 13.3 or this Section 9.2.
     No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under Section 14.3(B) without obtaining the consent of any of the Lenders. Notwithstanding anything herein to the contrary, the Administrative Agent may amend the provisions of Exhibit A-1 from time to time to take into account the effectiveness of assignments made pursuant to Section 14.3, provided the failure to do so shall not otherwise affect the rights or obligations of the Lenders, the Company or the Borrower hereunder.
     The Administrative Agent may notify the other parties to this Agreement of any amendments to this Agreement which the Administrative Agent reasonably determines to be necessary as a result of the commencement of the third stage of the European Economic and Monetary Union. Notwithstanding anything to the contrary contained herein, any amendments so notified shall take effect in accordance with the terms of the relevant notification.
               9.3. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Company or the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the requisite number of Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until all of the Termination Conditions shall have been satisfied.

ARTICLE X: GUARANTY
               10.1. Guaranty. For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Lenders to make advances to the Borrower, the Company hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations of the Borrower to the Administrative Agent, the Lenders, or any of them, under or with respect to the Loan Documents, whether for principal, interest, fees, expenses or otherwise (collectively, the “Guaranteed Obligations”).
               10.2. Waivers; Subordination of Subrogation.
          (A) The Company waives notice of the acceptance of this guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. The Company further waives presentment, protest, notice of notices delivered or demand made on the Borrower or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Administrative Agent and the Lenders to sue the Borrower, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof; provided, that if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Company’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the Administrative Agent or the Lenders are in possession of this guaranty. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with the Company their assessments of the financial condition of the Borrower.
          (B) Until the Guaranteed Obligations have been indefeasibly paid in full in cash, the Company (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waives any right to enforce any remedy which the Administrative Agent now has or may hereafter have against the Borrower, any other Guarantor, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person. Should the Company have the right, notwithstanding the foregoing, to exercise its subrogation rights, the Company hereby expressly and irrevocably (a) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Company may have to the indefeasible payment in full in cash of the Guaranteed Obligations and (b) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash. The Company acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and shall not limit or otherwise affect the Company’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Lenders and their successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 10.2.
               10.3. Guaranty Absolute. This guaranty is a guaranty of payment and not of collection, is a primary obligation of the Company and not one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (c) any waiver of any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto; (f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Administrative Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of the Borrower or the insolvency, bankruptcy or any other change in the legal status of the Borrower; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of the Company or the Borrower to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which the Company may have at any time against the Borrower, or any other Person in connection herewith or an unrelated transaction; or (k) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor; all whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (k) of this paragraph. It is agreed that the Company’s liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that the Company’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by the Borrower of the Guaranteed Obligations in the manner agreed upon between the Borrower and the Administrative Agent and the Lenders.
               10.4. Acceleration. The Company agrees that, as between the Company on the one hand, and the Lenders and the Administrative Agent, on the other hand, the obligations of the Borrower guaranteed under this Article X may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 9.1 hereof for purposes of this Article X, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting the Borrower or otherwise) preventing such declaration as against the Borrower and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Company for purposes of this Article X.

          10.5. Marshaling; Reinstatement. None of the Lenders nor the Administrative Agent nor any Person acting for or on behalf of the Lenders or the Administrative Agent shall have any obligation to marshal any assets in favor of the Company or against or in payment of any or all of the Guaranteed Obligations. If the Company or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to any Lender or the Administrative Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Company or any other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Company, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.
          10.6. Termination Date. This guaranty shall continue in effect until the later of (a) the Facility Termination Date, and (b) the date on which all of the Guaranteed Obligations have been paid in full in cash, subject to the proviso in Section 10.2(A).
ARTICLE XI: GENERAL PROVISIONS
          11.1. Survival of Representations. All representations and warranties of the Company and the Borrower contained in this Agreement shall survive delivery of this Agreement, the making of the Loans herein contemplated so long as any principal, accrued interest, fees, or any other amount due and payable under any Loan Document is outstanding and unpaid (other than contingent reimbursement and indemnification obligations) and so long as the Commitments have not been terminated.
          11.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
          11.3. Performance of Obligations. Each of the Company and the Borrower agrees that the Administrative Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any property of the Company or the Borrower to the extent the Company or the Borrower is required by the terms hereof to pay any such amount, but has not done so and (ii) after the occurrence and during the continuance of a Default, to make any other payment or perform any act required of the Company or the Borrower under any Loan Document or take any other action which the Administrative Agent in its discretion deems necessary or desirable to protect or preserve such property of the Company or the Borrower. The Administrative Agent shall use its reasonable efforts to give the Borrower notice of any action taken under this Section 11.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Company or the Borrower’s obligations in respect thereof. The Company and the Borrower agree to pay the Administrative Agent, upon demand, the principal amount of all funds advanced by the Administrative Agent under this Section 11.3, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Company or the Borrower fails to make payment in respect of any such advance under this Section 11.3 within one (1) Business Day after the date the Borrower receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of such advance. If such funds are not made available to the Administrative Agent by such Lender within one (1) Business Day after the Administrative Agent’s demand therefor, the Administrative Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any such unreimbursed advance under this Section 11.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender’s Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent.
          11.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
          11.5. Entire Agreement. The Loan Documents and the fee letters described in Section 5.1(vii) hereof embody the entire agreement and understanding among the Company, the Borrower, the Administrative Agent, the Syndication Agent and the Lenders and supersede all prior agreements and understandings among the Company, the Borrower, the Administrative Agent, the Syndication Agent and the Lenders relating to the subject matter thereof.
          11.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.
          11.7. Expenses; Indemnification.
     (A) Expenses. The Borrower shall reimburse the Administrative Agent and each Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of attorneys and paralegals for the Administrative Agent or such Arranger, which attorneys and paralegals may be employees of the Administrative Agent or such Arranger) paid or incurred by the Administrative Agent or such Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and each Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys’ and paralegals’ fees and time charges of attorneys and paralegals for the Administrative

Agent and such Arranger and the Lenders, which attorneys and paralegals may be employees of the Administrative Agent or such Arranger or the Lenders) paid or incurred by the Administrative Agent or such Arranger or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. In addition to expenses set forth above, the Borrower agrees to reimburse the Administrative Agent, promptly after the Administrative Agent’s request therefor, for each audit, or other business analysis performed by or for the benefit of the Lenders in connection with this Agreement or the other Loan Documents in an amount equal to the Administrative Agent’s then customary charges for each person employed to perform such audit or analysis, plus all costs and expenses (including, without limitation, travel expenses) incurred by the Administrative Agent in the performance of such audit or analysis. Administrative Agent shall provide the Borrower with a detailed statement of all reimbursements requested under this Section 11.7(A).
          (B) Indemnity. The Company and the Borrower further agree to defend, protect, indemnify, and hold harmless the Administrative Agent, each Arranger and each and all of the Lenders and each of their respective Affiliates, and each of such Administrative Agent’s, Arranger’s, Lender’s, or Affiliate’s respective officers, directors, trustees, investment advisors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not any of such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:
     (i) this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto or to the making of the Loans hereunder, the management of such Loans, the use or intended use of the proceeds of the Loans hereunder, or any of the other transactions contemplated by the Loan Documents; or
     (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Company, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Company or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Company or its Subsidiaries or the Release or threatened

Release of any Contaminant into the environment (collectively, the “Indemnified Matters”);
provided, however, neither the Company nor the Borrower shall have any obligation to an Indemnitee hereunder with respect to Indemnified Matters caused solely by or resulting solely from the willful misconduct or Gross Negligence of such Indemnitee with respect to the Loan Documents, as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.
     (C) Waiver of Certain Claims; Settlement of Claims. Neither the Administrative Agent, either Arranger, any Lender, the Company nor the Borrower shall be liable under this Agreement or any Loan Document or in respect of any act, omission or event relating to the transaction contemplated hereby or thereby, on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Company or any of its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement or the other Loan Documents (whether or not the Administrative Agent or any Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.
     (D) Survival of Agreements. The obligations and agreements of the Company and the Borrower under this Section 11.7 shall survive the termination of this Agreement.
     (E) All amounts due under the preceding clauses (A) and (B) of this Section 11.7 shall be payable promptly after written demand therefor.
          11.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.
          11.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Company’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.
          11.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
          11.11. Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Company or the Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Company or the Borrower to review or inform the Borrower of any matter in connection with any phase of the Company’s or the Borrower’s business or operations.
          11.12. GOVERNING LAW. THE ADMINISTRATIVE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF AND THE LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN THE COMPANY, THE BORROWER AND THE ADMINISTRATIVE AGENT, ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING §735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.
          11.13. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.
     (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN CLAUSE (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS CLAUSE (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (B) OTHER JURISDICTIONS. THE COMPANY AND THE BORROWER AGREE THAT THE ADMINISTRATIVE AGENT AND ANY LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST THE COMPANY AND THE BORROWER OR ITS RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE COMPANY AND THE BORROWER OR (2) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE COMPANY AND THE BORROWER AGREE THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE COMPANY AND THE BORROWER WAIVE ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS CLAUSE (B).
     (C) VENUE. THE COMPANY AND THE BORROWER IRREVOCABLY WAIVE ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.
     (D) SERVICE OF PROCESS. THE COMPANY AND THE BORROWER IRREVOCABLY CONSENT TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN ARTICLE XV, AND THE COMPANY AND THE BORROWER OR GUARANTOR LOCATED OR ORGANIZED OUTSIDE OF THE STATE OF ILLINOIS HEREBY IRREVOCABLY APPOINT THE COMPANY AT THE ADDRESS PROVIDED IN SECTION 15.1, AS ITS AGENT FOR SERVICE OF PROCESS OUT OF ANY OF THE COURTS REFERRED TO IN PARAGRAPHS (A) AND (B) ABOVE AND THE COMPANY HEREBY ACCEPTS SUCH APPOINTMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     (E) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS

AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF SECTION 11.7 AND THIS SECTION 11.13, WITH ITS COUNSEL.
          11.14. Other Transactions. Each of the Administrative Agent, the Arrangers, the Lenders, the Company and the Borrower acknowledges that the Lenders (or Affiliates of the Lenders) may, from time to time, effect transactions for their own accounts or the accounts of customers, and hold positions in loans or options on loans of the Company, the Company’s Subsidiaries and other companies that may be the subject of this term loan arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. In addition, certain Affiliates of one or more of the Lenders are or may be securities firms and as such may effect, from time to time, transactions for their own accounts or for the accounts of customers and hold positions in securities or options on securities of the Company, the Company’s Subsidiaries and other companies that may be the subject of this term loan arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. Each of the Administrative Agent, the Arrangers, the Lenders, the Company and the Borrower acknowledges and consents to these multiple roles, and further acknowledges that the fact that any such unit or Affiliate is providing another service or product or proposal therefor to the Company or any of its Subsidiaries does not mean that such service, product, or proposal is or will be acceptable to any of the Administrative Agent, the Arrangers or the Lenders.
          11.15. Subordination of Intercompany Indebtedness. The Borrower agrees that any and all claims of the Borrower against a Guarantor with respect to any “Intercompany Indebtedness” (as hereinafter defined) shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations and Hedging Obligations under Hedging Arrangements entered into with the Lenders or any of their Affiliates (“Designated Hedging Agreements”); provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing the Borrower may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such Guarantor to the extent not prohibited by the terms of this Agreement and the other Loan Documents. Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from any Guarantor, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any Guarantor shall be and are subordinated to the rights of the holders of the Obligations and the Administrative Agent in those assets. The Borrower shall not have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the

Obligations (other than contingent indemnity obligations) and the Hedging Obligations under Designated Hedging Agreements shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document or Designated Hedging Agreement have been terminated. If all or any part of the assets of any Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Guarantor is dissolved or if substantially all of the assets of any such Guarantor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Guarantor to the Borrower (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations and Hedging Obligations under Designated Hedging Agreements, due or to become due, until such Obligations and Hedging Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness after an Insolvency Event prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and Hedging Obligations under Designated Hedging Agreements and the termination of all financing arrangements pursuant to any Loan Document and or Designated Hedging Agreements, the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the holders of the Obligations and such Hedging Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Obligations and such Hedging Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the holders of the Obligations and such Hedging Obligations. If the Borrower fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. The Borrower agrees that until the Obligations (other than the contingent indemnity obligations) and such Hedging Obligations have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document or any Designated Hedging Agreement have been terminated, the Borrower will not assign or transfer to any Person (other than the Administrative Agent) any claim the Borrower has or may have against any Guarantor.
          11.16. Lenders Not Utilizing Plan Assets. None of the consideration used by any of the Lenders or Designated Lenders to make its Loans constitutes for any purpose of ERISA or Section 4975 of the Code assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of each of the Lenders and Designated Lenders in and under the Loan Documents shall not constitute such “plan assets” under ERISA.
          11.17. Collateral. Each of the Lenders represents to the Administrative Agent, each of the other Lenders that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.
          11.18. [Reserved].

          11.19. USA PATRIOT Act, Bank Secrecy Act and Office of Foreign Assets Control. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Company and the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Company or the Borrower, which information includes the name and address of the Company and the Borrower and other information that will allow such Lender to identify the Company and the Borrower in accordance with the Act. In addition, and without limiting the foregoing sentence, the Borrower shall (a) ensure, and cause each Subsidiary, if applicable, to ensure, that no Person who owns a controlling interest in or otherwise controls the Borrower or any Subsidiary is or shall be listed in the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary, if applicable, to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.
ARTICLE XII: THE ADMINISTRATIVE AGENT
          12.1. Appointment; Nature of Relationship. JPMorgan is appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XII. In its capacity as the Lenders’ contractual representative, the Administrative Agent is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty.
          12.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.
          12.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Company, the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of such Person.

          12.4. No Responsibility for Credit Extensions, Creditworthiness, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any credit extension hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Administrative Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Company or any of its Subsidiaries.
          12.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all owners of Loans. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
          12.6. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agent, for the default or misconduct of any such agent or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.
          12.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.
          12.8. The Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify, in accordance with their Pro Rata Shares, the Administrative Agent (in its capacity as such) (i) for any amounts not reimbursed by the Company or the Borrower for which the Administrative Agent is entitled to reimbursement by the Company or the Borrower under the Loan Documents but without affecting the Company’s or the Borrower’s reimbursement obligations hereunder, (ii) for any other expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Administrative Agent.
          12.9. Rights as a Lender. With respect to its Commitment and Loans made by it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.
          12.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, either Arranger or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, either Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.
          12.11. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Company and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Company, the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent’s giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Company, the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by the Company, which approval shall not be unreasonably withheld or delayed. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.
          12.12. Documentation Agents, Syndication Agent and Arrangers. Neither the Documentation Agents, the Syndication Agent nor the Arrangers shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, except for the Arrangers, those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 12.10.
ARTICLE XIII: SETOFF; RATABLE PAYMENTS
          13.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any Indebtedness from any Lender to the Company or the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.
          13.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Obligations (other than payments received pursuant to Sections 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
          13.3. Application of Payments. The Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last two sentences of this Section 13.3, apply all payments and prepayments in respect of any Obligations in the following order:
     (i) first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;
     (ii) second, to pay interest on and then principal of any advance made under Section 11.3 for which the Administrative Agent has not then been paid by the Borrower or reimbursed by the Lenders;
     (iii) third, to the ratable payment of the Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Administrative Agent or either Arranger;

(iv) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders;
(v) fifth, to pay interest due in respect of Loans;
(vi) sixth, to the ratable payment or prepayment of principal outstanding on Loans; and
(vii) seventh, to the ratable payment of all other Obligations.
Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Company or the Borrower, all principal payments in respect of Loans shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section 13.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent and the Lenders as among themselves. The order of priority set forth in clauses (iv) through (vi) of this Section 13.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Company, the Borrower or any other Person. The order of priority set forth in clauses (i) through (iii) of this Section 13.3 may be changed only with the prior written consent of the Administrative Agent, and, in the case of clause (iii), with the prior written consent of each Arranger.
          13.4. Relations Among Lenders.
     (A) No Action Without Consent. Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Company, the Borrower or any other obligor hereunder or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent.
     (B) Not Partners; No Liability. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
ARTICLE XIV: BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
          14.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company, the Borrower and the Lenders and their respective successors and assigns, except that (A) neither the Company nor the Borrower shall have any right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and any such assignment in violation of this Section

14.1(A) shall be null and void, and (B) any assignment by any Lender must be made in compliance with Section 14.3 hereof. The parties to this Agreement acknowledge that clause (B) of this Section 14.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 14.3. The Administrative Agent may treat each Lender as the owner of the Loans made by such Lender hereunder for all purposes hereof unless and until such Lender complies with Section 14.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Loan or any other interest of a Lender under the Loan Documents agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any Loan, shall be conclusive and binding on any subsequent owner, transferee or assignee of such Loan.
          14.2. Participations.
     (A) Permitted Participants; Effect. Subject to the terms set forth in this Section 14.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, the Commitment of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Such participation shall not be considered an assignment under Section 14.3 of this Agreement and such Participant shall not be considered a Lender. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of all Loans made by it for all purposes under the Loan Documents, all amounts payable by the Company or the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Company, the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents except that, for purposes of Article IV hereof, the Participants shall be entitled to the same rights as if they were Lenders.
     (B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which, if the Participant were a Lender hereunder, would require the consent of such Participant pursuant to the terms of Sections 9.2 or 14.1(A).

     (C) Benefit of Setoff. The Company and the Borrower agree that each Participant shall be deemed to have the right of setoff provided in Section 13.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 13.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 13.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 13.2 as if each Participant were a Lender.
          14.3. Assignments.
     (A) Permitted Assignments. Any Lender (each such assigning Lender under this Section 14.3 being a “Seller”) may, in accordance with applicable law, at any time assign to one or more banks or other entities that are Eligible Assignees (“Purchasers”) all or a portion of its rights and obligations under this Agreement (including, without limitation, its Commitment and Loans owing to it) in accordance with the provisions of this Section 14.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the Seller’s rights and obligations under this Agreement. Such assignment shall be substantially in the form of Exhibit D hereto and shall not be permitted hereunder unless such assignment is either for all of such Seller’s rights and obligations under the Loan Documents or, without the prior written consent of the Administrative Agent, involves loans and commitments in an aggregate amount of at least One Million and 00/100 Dollars ($1,000,000), which minimum amount shall not apply to any assignment between Lenders, or to an Affiliate of any Lender. The written consent of the Borrower (which consent, in each such case, shall not be unreasonably withheld or delayed), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate of such assigning Lender; provided that no such consent of the Borrower shall be required to the extent a Default has occurred and is then continuing or if such assignment is in connection with the physical settlement of one or more credit derivative transactions. Unless a Loan is being assigned to a Lender or an Affiliate of a Lender, the written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) shall be required prior to each assignment becoming effective.
     (B) Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Appendix I to Exhibit D hereto (a “Notice of Assignment”), together with any consent required by Section 14.3(A) hereof, (ii) payment of a Four Thousand and 00/100 Dollar ($4,000) fee by the assignor to the Administrative Agent for processing such assignment, which fee shall not apply to any assignment from a Lender to an Affiliate of such Lender, and (iii) the completion of the recording requirements in Section 14.3(C), such assignment shall become effective on the later of such date when the requirements in clauses (i), (ii), and (iii) are met or the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Borrower, the Lenders or the Administrative Agent shall be required to release the Seller with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 14.3(B), the Seller, the Administrative Agent, the Company and the Borrower shall make appropriate arrangements so that, to the extent notes have been issued to evidence any of the transferred Loans, replacement notes are issued to such Seller and new notes or, as appropriate, replacement notes, are issued to such Purchaser, in each case in principal amounts reflecting the Loans owing to the Purchaser and the Seller as adjusted pursuant to such assignment. Notwithstanding anything to the contrary herein, neither the Company nor the Borrower shall, at any time, be obligated to pay under Section 2.14(E) to any Lender that is a Purchaser, assignee or transferee any sum in excess of the sum which the Borrower would have been obligated to pay in respect of such transferred Loan to the Lender that was the Seller, assignor or transferor had such assignment or transfer not been effected.
          (C) The Register. Notwithstanding anything to the contrary in this Agreement, the Company and the Borrower hereby designates the Administrative Agent, and the Administrative Agent, hereby accepts such designation, to serve as the Company and the Borrower’s contractual representative solely for purposes of this Section 14.3(C). In this connection, the Administrative Agent shall maintain at its address referred to in Section 15.1 a copy of each assignment delivered to and accepted by it pursuant to this Section 14.3 and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, principal amount of and interest on the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 14.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
               (D) Designated Lender.
     (i) Subject to the terms and conditions set forth in this Section 14.3(D), any Lender may from time to time elect to designate an Eligible Designee to provide all or any part of the Loans to be made by such Lender pursuant to this Agreement; provided that the designation of an Eligible Designee by any Lender for purposes of this Section 14.3(D) shall be subject to the approval of the Administrative Agent

(which consent shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of Exhibit J hereto (a “Designation Agreement”) and the acceptance thereof by the Administrative Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Loans to be made by the Designating Lender pursuant to the terms of this Agreement and the making of the Loans or portion thereof shall satisfy the obligations of the Designating Lender to the same extent, and as if, such Loan was made by the Designating Lender. As to any Loan made by it, each Designated Lender shall have all the rights a Lender making such Loan would have under this Agreement and otherwise; provided, (x) that all voting rights under this Agreement shall be exercised solely by the Designating Lender, (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Lender in respect of Loans made by its Designated Lender and (z) no Designated Lender shall be entitled to reimbursement under Article IV hereof for any amount which would exceed the amount that would have been payable by the Company or the Borrower to the Lender from which the Designated Lender obtained any interests hereunder. No additional Notes shall be required with respect to Loans provided by a Designated Lender; provided, however, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold the Notes in its possession as an agent for such Designated Lender to the extent of the Loan funded by such Designated Lender. Such Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and none of the Company, the Borrower nor the Administrative Agent shall be responsible for any Designating Lender’s application of such payments. In addition, any Designated Lender may (1) with notice to, but without the consent of the Company, the Borrower or the Administrative Agent, assign all or portions of its interests in any Loans to its Designating Lender or to any financial institution consented to by the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and (2) subject to advising any such Person that such information is to be treated as confidential in accordance with such Person’s customary practices for dealing with confidential, non-public information, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender.
     (ii) Each party to this Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangements, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against such Designated Lender. This Section 14.3(D)(ii) shall survive the termination of this Agreement.
          14.4. Confidentiality. Subject to Section 14.5, the Administrative Agent and the Lenders and their respective representatives, consultants and advisors shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Company or the Borrower in accordance with such Person’s customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending or investment practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or any securities exchange or similar self-regulatory organization or representative thereof or pursuant to a regulatory examination or legal process, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor, and shall (x) use its commercially reasonable efforts to give prior notice of any such disclosure to the extent permitted by applicable law, and (y) require any such Transferee to agree (and require any of its Transferees to agree) to comply with this Section 14.4. In no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by the Company; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Company in connection with this Agreement.
          14.5. Dissemination of Information. Each of the Company and the Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the Company and its Subsidiaries; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with Section 14.4 the confidentiality of any confidential information described therein.
ARTICLE XV: NOTICES
          15.1. Giving Notice. Except as otherwise permitted by Section 2.13 with respect to Election Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given three (3) Business Days after mailed; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes); or any notice, if transmitted by courier, one (1) Business Day after deposit with a reputable overnight carrier service, with all charges paid.
          15.2. Change of Address. The Company, the Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XVI: COUNTERPARTS
          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile or telephone, that it has taken such action; it being understood and agreed that the initial extensions of credit hereunder shall be subject to the satisfaction of the conditions precedent set forth in Section 5.1 hereof.
[Remainder of This Page Intentionally Blank]

          IN WITNESS WHEREOF, the Company, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

CHICAGO BRIDGE & IRON COMPANY N.V.,
as the Company
By: CHICAGO BRIDGE & IRON COMPANY
B.V.
Its: Managing Director

By:	/s/ Ronald A. Ballschmiede

Name: Ronald A. Ballschmiede
Title: Managing Director

Address:
c/o Chicago Bridge & Iron Company (Delaware)
One CB&I Plaza
2103 Research Forest Drive
The Woodlands, TX 77380
Attention: Ronald Ballschmiede, Managing Director &
Chief Financial Officer
Telephone No.: (832) 513-1000
Facsimile No.: (832) 513-1092
Signature Page to Term Loan Agreement

CHICAGO BRIDGE & IRON COMPANY, as
the Borrower

By:	/s/ Luciano Reyes

Name: Luciano Reyes
Title: Vice President & Treasurer

Address:
c/o Chicago Bridge & Iron Company (Delaware)
One CB&I Plaza
2103 Research Forest Drive
The Woodlands, TX 77380
Attention: Ronald Ballschmiede, Managing Director &
Chief Financial Officer
Telephone No.: (832) 513-1000
Facsimile No.: (832) 513-1092
Signature Page to Term Loan Agreement

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Administrative Agent and as
a Lender

By:	/s/ H. David Jones

Name: H. David Jones
Title: Senior Vice President

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

BANK OF AMERICA, N.A., as Syndication
Agent and as a Lender

By:	/s/ Robert W. Troutman

Name: Robert W. Troutman
Title: Managing Director

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:
Bank of America, N.A.

Signature Page to Term Loan Agreement

BNP PARIBAS, as a Lender

By: /s/ Jamie Dillon
Name: Jamie Dillon
Title: Managing Director

By: /s/ Sandy Bertram
Name: Sandy Bertram
Title: Vice President

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

THE ROYAL BANK OF SCOTLAND plc, as
Documentation Agent and as a Lender

By: /s/ John Preece
Name: John Preece
Title: Vice President

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

WELLS FARGO BANK, N.A., as Documentation
Agent and as a Lender

By: /s/ Tom Caver
Name: Thomas F. Caver, III
Title: Vice President

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

CALYON NEW YORK BRANCH, as
Documentation Agent and as a Lender

By: /s/ Page Dillehunt
Name: Page Dillehunt
Title: Managing Director

By: /s/ Michael Willis
Name: Michael Willis
Title: Director

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

FORTIS BANK SA/NV, CAYMAN ISLANDS
BRANCH, as a Lender

By: /s/ Catherine Gilbert
Name: Catherine M. Gilbert
Title: Director

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

FIFTH THIRD BANK, as a Lender

By: /s/ Ashley Radel
Name: Ashley Radel
Title: Relationship Manager

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

SUMITOMO MITSUI BANKING
CORPORATION, as a Lender

By: /s/ Yoshihiro Hyakutome
Name: Yoshihiro Hyakutome
Title: General Manager

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

UBS LOAN FINANCE, LLC, as a Lender

By: /s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director

By: /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Kevin S. McFadden
Name: Kevin S. McFadden
Title: Vice President

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender

By: /s/ Brian Caldwell
Name: Brian Caldwell
Title: Director

By: /s/ Morenikeji Ajayi
Name: Morenikeji Ajayi
Title: Associate

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

ING BANK N.V., as a Lender

By: /s/ B.D. Gilbert
Name: B.D. Gilbert
Title: Relationship Manager

By: /s/ K.P. Weehuizen
Name: K.P. Weehuizen
Title: Managing Director

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

ABU DHABI INTERNATIONAL BANK INC., as a Lender

By: /s/ David J. Young
Name: David J. Young
Title: Vice President

By: /s/ Pamela Sigda
Name: Pamela Sigda
Title: Senior Vice President

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: /s/ Don Backer
Name: Don Backer
Title: Senior Vice President

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

THE NORTHERN TRUST COMPANY, as a Lender

By: /s/ Brandon Rolek
Name: Brandon Rolek
Title: Vice President

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

COMPASS BANK, as a Lender

By: /s/ Tom Brosig S.V.P.
Name: Tom Brosig
Title: Senior Vice President

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

STANDARD CHARTERED BANK, as a Lender

By: /s/ Benjamin Velazquez
Name: Benjamin Velazquez A2657
Title: Director Syndications, Americas

By: /s/ Bert de Guzman
Name: Bert de Guzman
Title: Senior Vice President

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

ARAB BANKING CORPORATION, as a Lender

By: /s/ Robert Ivosevich
Name: Robert Ivosevich
Title: General Manager

By: /s/ Thomas Cahalane
Name: Thomas Cahalane
Title: Assistant General Manager/Admin

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

BANK OF TEXAS, N.A., as a Lender

By: /s/ Marian Livingston
Name: Marian Livingston
Title: Vice President

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

COMERICA BANK, as a Lender

By: /s/ De Von Lang
Name: De Von Lang
Title: Corporate Banking Officer

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

COMMERZBANK AG, NEW YORK AND
GRAND CAYMAN BRANCHES, as a Lender

By: /s/ Edward C.A. Forsberg, Jr.
Name: Edward C.A. Forsberg, Jr.
Title: Senior Vice President & Manager

By: /s/ David A. Bennett
Name: David A. Bennett
Title: Vice President

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender

By: /s/ Scottye D. Lindsey
Name: Scottye D. Lindsey
Title: Director

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Steven F. Larsen
Name: Steven F. Larsen
Title: First Vice President

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

RIYAD BANK, HOUSTON AGENCY, as a Lender

By: /s/ William B. Shepard
Name: William B. Shepard
Title: General Manager

By: /s/ Paul N. Travis
Name: Paul N. Travis
Title: Vice President and Head of Corporate Finance

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ Robert Gass
Name: Robert Gass
Title: Managing Director

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Patrick J. Kaufmann
Name: Patrick J. Kaufmann
Title: Senior Vice President

Notice Address:

Attention:

Telephone:

Facsimile:

Lending Installation Address:

Signature Page to Term Loan Agreement